As filed with the Securities and Exchange Commission on August 27, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AMERICAN AIRLINES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	4512 (Primary Standard Industrial Classification Code Number)	13-150278 (I.R.S. Employer Identification Number)

4333 Amon Carter Boulevard
Fort Worth, Texas 76155
(817) 963-1234
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

GARY F. KENNEDY, ESQ. Senior Vice President and General Counsel American Airlines, Inc. P.O. Box 619616 Dallas/Fort Worth Airport, Texas (817) 963-1234	JOHN T. CURRY, III, ESQ. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

(Name, address, including zip code, and telephone number, including area code, of agents for service)

Copy to:
ROHAN S. WEERASINGHE, ESQ.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

     Approximate date of commencement of proposed sale to the public: As soon as possible after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum	Amount of
Title of each class of	to be	offering price	aggregate	registration fee
securities to be registered	registered	per unit	offering price	(1)
7.25% Class A Secured Notes due 2009	$180,457,000	100%	$180,457,000	$22,863.90

(1)	Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES OR ACCEPT OFFERS TO BUY THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated August 27, 2004

$180,457,000

Offer to Exchange
7.25% Class A Secured Notes due 2009
Which have been Registered under the Securities Act of 1933,
For Any and All Outstanding 7.25% Class A Secured Notes due 2009

The New Class A Notes

–	The terms of the New Class A Notes we are issuing will be substantially identical to the terms of the outstanding Class A Notes, except that the New Class A Notes are being registered under the Securities Act of 1933, as amended, and will not contain restrictions on transfer or provisions relating to interest rate increases, and the New Class A Notes will be available only in book-entry form.

–	No market currently exists for the New Class A Notes.

The Exchange Offer

–	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless we extend it.

     The Notes and the Exchange Offer involve risks. See “Risk Factors” beginning on page 17.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is      , 2004.

     This Prospectus incorporates important business and financial information about us that is not included in or delivered with this Prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to American Airlines, Inc., P. O. Box 619616, Mail Drop 5675, Dallas/Fort Worth Airport, Texas 75261-9616, Attention: Corporate Secretary (Telephone: 817-967-1254).

     In order to obtain timely delivery of any information that you request, you must submit your request no later than                    , 2004, which is five business days before the date the Exchange Offer expires.

i

     You should rely only on the information contained in this Prospectus and those documents incorporated by reference herein. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this Prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this Prospectus nor any distribution of securities pursuant to this Prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this Prospectus by reference or in our affairs since the date of this Prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

NOTICE TO PROSPECTIVE INVESTORS IN THE UK

     THIS PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO (i) ARE INVESTMENT PROFESSIONALS WITHIN THE MEANING OF ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (AS AMENDED) (THE “FINANCIAL PROMOTION ORDER”) OR (ii) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(a) TO (d) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC”) OF THE FINANCIAL PROMOTION ORDER OR (iii) ARE PERSONS TO WHOM SUCH A DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS COMMUNICATION MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS COMMUNICATION RELATES IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

     THE NEW CLASS A NOTES MAY NOT BE OFFERED OR SOLD TO PERSONS IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESSES, OR OTHERWISE IN CIRCUMSTANCES THAT WILL NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995.

PRESENTATION OF INFORMATION

     We have given certain capitalized terms specific meanings for purposes of this Prospectus. The “Index of Terms” attached as Appendix I to this Prospectus lists the page in this Prospectus on which we have defined each such term.

     At varying places in this Prospectus, we refer you to other sections for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus can be found is listed in the Table of Contents.

     Unless otherwise indicated, “we”, “us”, “our” and similar terms, as well as references to “American” or the “Company” refer to American Airlines, Inc. The term “you” refers to Prospective Investors in the New Class A Notes.

FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. When used in this Prospectus and in documents incorporated by reference, the words “believes,” “expects,” “plans,” “anticipates,” and similar expressions are intended to identify forward-looking statements.

     Forward-looking statements include, without limitation, our expectations concerning operations and financial conditions, including changes in capacity, revenues, and costs, future financing needs, overall economic conditions, plans and objectives for future operations, the impact on us of our results of operations for the past three years and the sufficiency of our financial resources to absorb that impact. Other forward-looking statements include statements which do not relate solely to historical facts, such as, without limitation, statements which discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. All forward-looking statements in this Prospectus and the documents incorporated by reference are based upon information available to us on the date of this Prospectus or such document. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

     Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. The following factors, in addition to those discussed under the caption “Risk Factors” in this Prospectus and in Item 7 of our report on Form 10-K for the year ended December 31, 2003 and other possible factors not listed, could cause our actual results to differ materially from those expressed in forward-looking statements: changes in economic, business and financial conditions; our substantial indebtedness; continued high fuel prices and the availability of fuel; the residual effects of the war in Iraq; conflicts in the Middle East or elsewhere; the highly competitive environment we face, with increasing competition from low cost carriers and historically low fare levels (which could result in a deterioration of the revenue environment); our ability to implement our restructuring program and the effect of the program on operational performance and service levels; uncertainties with respect to our international operations; changes in our business strategy; actions by U.S. or foreign government agencies; the possible occurrence of additional terrorist attacks; another outbreak of a disease (such as SARS) that affects travel behavior; uncertainties with respect to our relationships with unionized and other employee work groups; our inability to satisfy existing financial or other covenants in certain of our credit agreements; availability of future financing; and increased insurance costs and potential reductions of available insurance coverage.

     Additional information concerning these and other factors is contained in our Securities and Exchange Commission filings, including but not limited to our Quarterly Report on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003.

WHERE YOU CAN FIND MORE INFORMATION

     This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments, exhibits and appendices, the “Registration Statement”) filed by us with the Securities and Exchange Commission (the “Commission”) under the Securities Act. This Prospectus does not contain all of the information included in the Registration Statement, the exhibits and certain other parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and you should review the full texts of those contracts and other documents.

     We file annual, quarterly and special reports with the Commission. These Commission filings are available to the public over the Internet at the Commission’s web site at http://www.sec.gov. You may also read and copy any such document we file at the Commission’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549, and in New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and copy charges.

     We “incorporate by reference” in this Prospectus certain documents that we file with the Commission, which means:

•	we can disclose important information to you by referring you to those documents;

•	information incorporated by reference is considered to be part of this Prospectus, even though it is not repeated in this Prospectus; and

•	information that we file later with the Commission will automatically update and supersede this Prospectus.

     We incorporate by reference the documents listed below and all documents that American files with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Exchange Offer, other than current reports (or portions thereof) furnished under Items 9 or 12 of Form 8-K:

•	Annual Report on Form 10-K for the year ended December 31, 2003;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004; and

•	Current Reports on Form 8-K filed on March 18, 2004 (8-K/A), April 2, 2004, May 5, 2004, May 19, 2004, June 3, 2004, June 18, 2004, July 9, 2004, August 3, 2004 and August 26, 2004.

     You may obtain a copy of the Registration Statement and these filings (other than their exhibits, unless those exhibits are specifically incorporated by reference in the filings) at no cost by writing or telephoning us at the following address:

Corporate Secretary
American Airlines, Inc.
P.O. Box 619616, Mail Drop 5675
Dallas/Fort Worth Airport, Texas 75261-9616
(817) 967-1254

PROSPECTUS SUMMARY

     This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. For more complete information about the Notes and American Airlines, Inc., you should read this entire Prospectus, as well as the materials filed with the Commission that are considered to be a part of this Prospectus. See “Where You Can Find More Information” and “The Company.”

The Exchange Offer

The Notes	On February 6, 2004 we issued and privately placed an aggregate of $180,457,000 Class A Notes pursuant to exemptions from the registration requirements of the Securities Act. On February 6, 2004, we issued an aggregate of $42,031,000 Class B Notes. The Class B Notes were purchased by an affiliate of American and we are not offering to exchange the Class B Notes pursuant to this Prospectus. The Initial Purchasers for the Class A Notes were Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated (the “Initial Purchasers”).

When we use the term “Old Class A Notes” in this Prospectus, we mean the Class A Notes which were privately placed with the Initial Purchasers on February 6, 2004, and were not registered with the Commission.

When we use the term “New Class A Notes” in this Prospectus, we mean the Class A Notes registered with the Commission and offered hereby in exchange for the Old Class A Notes.

When we use the term “Class A Notes” in this Prospectus, the related discussion applies to both the Old Class A Notes and the New Class A Notes.

Registration Rights Agreement	On February 6, 2004, we entered into the Registration Rights Agreement with the Initial Purchasers providing, among other things, for the Exchange Offer for the Old Class A Notes.

The Exchange Offer	We are offering New Class A Notes in exchange for an equal amount of Old Class A Notes of the same class. The New Class A Notes will be issued to satisfy our obligations under the Registration Rights Agreement.

The New Class A Notes will be entitled to the benefits of and will be governed by the same indenture that governs the Old Class A Notes. The form and terms of the New Class A Notes are the same in all material respects as the form and terms of the Old Class A Notes, except that we registered the New Class A Notes under the Securities Act so their transfer is not restricted like the Old Class A Notes, the New Class A Notes do not contain terms with respect to interest rate increases and the New Class A Notes will be available only in book-entry form.

As of the date of this Prospectus, $180,457,000 principal amount of Old Class A Notes is outstanding.

Subject to the satisfaction or waiver of specified conditions, we will exchange New Class A Notes for all Old Class A Notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. We will cause the exchange to be effected promptly after the expiration of the Exchange Offer. See “The Exchange Offer – General.”

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum amount of Old Class A Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions, which may be waived by us. See “The Exchange Offer – Conditions.”

Procedures for Tendering Old Class A Notes	If you wish to accept the Exchange Offer, you must deliver your Old Class A Notes to the Exchange Agent for exchange no later than 5:00 p.m., New York City time, on , 2004. The Expiration Date may be extended under certain circumstances.

You also must deliver a completed and signed letter of transmittal together with the Old Class A Notes (the “Letter of Transmittal”). A Letter of Transmittal has been sent to Class A Noteholders and a form can be found as an exhibit to the Registration Statement. Please refer to “The Exchange Offer – Procedures for Tendering.”

You must deliver the Old Class A Notes and the Letter of Transmittal to U.S. Bank Trust National Association (the “Exchange Agent”), as follows:

U.S. Bank Trust National Association 60 Livingston Avenue Attention: Specialized Finance EP-MN-WS-2N St. Paul, Minnesota 55107

Telephone: (800)934-6802 Facsimile: (651)495-8158

U.S. Bank Trust National Association also serves as Trustee under the Indenture relating to the Notes.

If you hold Old Class A Notes through DTC and wish to accept the Exchange Offer, you may do so through DTC’s Automated Tender Offer Program. A confirmation of such book-entry transfer of such Old Class A Notes into the Exchange Agent’s account at DTC must be received by the Exchange Agent prior to 5:00 p.m. New York City time on the Expiration Date. By accepting the Exchange Offer through the Automated Tender Offer Program, you will agree to be bound by the Letter of Transmittal as though you had signed the Letter of Transmittal and delivered it to the Exchange Agent. A letter of transmittal need not accompany tenders effected through the Automated Tender Offer Program.

By tendering your Old Class A Notes in either of these manners, you will make and agree to the representations that appear under “The Exchange Offer – Procedures for Tendering.”

See “The Exchange Offer – Procedures for Tendering,” “– Book-Entry Transfer” and “– Exchange Agent.”

Guaranteed Delivery Procedures	If you wish to tender Old Class A Notes and your Old Class A Notes are not immediately available or you cannot deliver your Old Class A Notes and a properly completed Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date or you cannot complete the book-entry transfer procedures prior to the Expiration Date, you may tender your old Class A Notes according to the guaranteed delivery procedures set forth in the “Exchange Offer –Guaranteed Delivery Procedures.”

Denominations	You may tender Old Class A Notes only in integral multiples of $1,000. Similarly, the New Class A Notes will be issued only in integral multiples of $1,000.

Withdrawal Rights	You may withdraw a tender of Old Class A Notes at any time before 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Class A Notes, the Exchange Agent must receive a written or facsimile transmission notice requesting such withdrawal at its address set forth under “The Exchange Offer – Exchange Agent” prior to 5:00 p.m., New York City time, on the Expiration Date. See “The Exchange Offer – Withdrawal of Tenders.”

Resale of New Class A Notes	Under existing interpretations of the Securities Act by the staff of the Commission contained in several no-action letters to third parties, we believe you generally will be able to freely transfer the New Class A Notes after the Exchange Offer without further registration under the Securities Act (subject to certain representations you will be required to make, as set forth under “The Exchange Offer – Procedures for Tendering”). However, if you:

• are one of our “affiliates,” as defined in Rule 405 of the Securities Act; or

• intend to participate in the Exchange Offer for the purpose of distributing the New Class A Notes;

you (1) will not be able to rely on the interpretation of the staff of the Commission, (2) will not be able to tender Old Class A Notes in the Exchange Offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Class A Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

We do not intend to seek our own interpretation regarding the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the New Class A Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

For more information on the resale of New Class A Notes, see “The Exchange Offer – General.”

Registration, Clearance and Settlement	The New Class A Notes will be represented by one or more permanent global notes, which will be registered in the name of the nominee of DTC. The global notes will be deposited with the Trustee as custodian for DTC. See “Description of the Notes – Book Entry Registration; Delivery and Form.”

Delivery of New Class A Notes	The Exchange Agent will deliver New Class A Notes in exchange for all properly tendered Old Class A Notes promptly following the expiration of the Exchange Offer.

Appraisal Rights	You will not be entitled to any appraisal or dissenters rights in connection with the Exchange Offer.

Certain Federal Income Tax Consequences	The exchange of New Class A Notes for Old Class A Notes will not be treated as a taxable event for federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

Fees and Expenses	We will pay all expenses, other than certain applicable taxes, of completing the Exchange Offer and compliance with the Registration Rights Agreement. See “The Exchange Offer – Fees and Expenses.”

Failure to Exchange Old Notes	Once the Exchange Offer has been completed, if you do not exchange your Old Class A Notes for New Class A Notes in the Exchange Offer, you will no longer be entitled to registration rights and will not be able to offer or sell your Old Class A Notes, unless (i) such Old Class A Notes are subsequently registered under the Securities Act (which, subject to certain exceptions set forth in the Registration Rights Agreement, we will have no obligation to do) or (ii) your transaction is exempt from, or otherwise not subject to, the Securities Act and applicable state securities laws. Upon completion of the Exchange Offer, there may be no market for the Old Class A Notes and you may have difficulty selling them. See “Risk Factors – Risk Factors Relating to the Notes and the Exchange Offer – Consequences of Failure to Exchange” and “The Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of the New Class A Notes for the Old Class A Notes.

Summary of Terms of Notes

	Class A	Class B
	Notes	Notes (1)
Principal amount at Issuance Date of Old Class A Notes and Class B Notes	$180,457,000	$42,031,000
Ratings:
Fitch	BBB-	B
Moody’s	Ba2	B2
Standard & Poor’s	BBB-	B
Collateral Ratios (2)	54.0%	70.0%
Interest Payment Dates	February 5 and	February 5 and
	August 5	August 5
Final Scheduled Payment Date	February 5, 2009	February 5, 2009
Final Legal Maturity Date	February 5, 2011	February 5, 2009
Minimum denomination	$100,000(3)	$100,000
Section 1110 protection (4)	Yes	Yes
Liquidity Facility coverage	Four	None (5)
semi-annual interest
payments

(1)	The Class B Notes were purchased by an affiliate of American concurrently with the issuance of the Old Class A Notes. American may issue Class C Notes, as described in “Description of the Notes — General,” but will not do so prior to the consummation of the Exchange Offer. The Class B Notes and Class C Notes (if any) may be refunded and new Class B notes and Class C notes issued with terms differing from those of the Class B Notes and Class C Notes, subject to the limitations described in “Description of the Notes — Possible Refunding of Class B Notes and Class C Notes.”

(2)	This percentage is calculated based on the appraised value of the spare parts of the types included in the Collateral as of May 27, 2004, and gives effect to a Cash Collateral deposit by American of $39,517,000. American is required to provide to the Trustee a quarterly appraisal of the Collateral. If any such quarterly appraisal indicates that the Class A Collateral Ratio is greater than 54.0%, or the Class B Collateral Ratio is greater than 70.0%, American will be required to provide additional Collateral or to reduce the principal amount of Notes outstanding so that the applicable Collateral Ratio is not greater than the applicable Maximum Collateral Ratio. The calculation of the Class A Collateral Ratio and the Class B Collateral Ratio is described in “Description of the Notes—Collateral—Appraisals and Maintenance of Ratios.” An appraised value is only an estimate and reflects certain assumptions. It should not be relied upon as a measure of realizable value. See “Description of the Appraisal” and “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — Appraisals and Realizable Value of Collateral.”

(3)	The minimum denomination of the New Class A Notes is $1,000.

(4)	Section 1110 of the U.S. Bankruptcy Code is applicable to the spare parts of the types initially subject to the lien securing the Notes. However, in order to satisfy the quarterly Maximum Collateral Ratios referred to in note (2) above, American may add other collateral (including, subject to certain limits, additional cash and/or investment securities) that may not be entitled to the benefits of Section 1110, subject to certain limitations (including obtaining a Ratings Confirmation for the Class A Notes except in the case of cash and/or investment securities).

(5)	New Class B notes issued pursuant to a refunding of the Class B Notes may have the benefit of a liquidity facility.

Collateral

     The Notes are secured by a lien on certain aircraft and engine spare parts first placed in service after October 22, 1994 and owned by American including:

•	Rotables that are appropriate for installation on or use in Boeing model 737-800 or 777-200 aircraft, or both, or on or in any engine or spare part utilized on any such aircraft, and in each case are not appropriate for installation on or use in any other model of aircraft currently operated by American or engine or spare part utilized on any such other model of aircraft; and

•	Expendables and Life Limited Parts that are appropriate for installation on or use in one or more of the following aircraft models: Boeing model 737-800, 757-200, 767-200, 767-300, or 777-200 aircraft or McDonnell Douglas model MD-80 aircraft, or on or in any engine or spare part utilized on any such aircraft.

References to “spare parts” in this Prospectus include appliances. The lien does not apply to a spare part for as long as such spare part is installed on or being used in any aircraft, engine or other spare part. In addition, the lien does not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts, to a spare part leased or loaned by American to another person, and in certain other circumstances.

     American has deposited $39,517,000 with the Security Agent to be held as Cash Collateral.

     The spare parts included in the Collateral fall into three categories, Rotables, Expendables, and Life Limited Parts. Currently, the Collateral does not include spare engines. “Rotables” include (i) parts that wear over time and can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate and (ii) parts that can be economically restored to a serviceable condition but have a life less than the related flight equipment and can be overhauled or repaired only a limited number of times. For example, thrust reversers, auxiliary power units, landing gear, engine cowlings, engine blades and duct assemblies are Rotables. “Expendables” consist of parts that once used, cannot be re-used and, if not serviceable, generally cannot be overhauled or repaired. For example, bolts, screws, tubes and hoses are Expendables. “Life Limited Parts” consist of parts that have a finite operating life that is defined by hours, cycles or calendar limit and cannot be overhauled or repaired when they reach their life limit. Set forth below is certain information (more fully set forth in Appendix II) about the spare parts of the types included in the Collateral as of May 27, 2004 and the appraised value of such spare parts:

Spare Parts (1)

			Appraised
	Aircraft Model	Quantity (2)	Value (3)
Rotables and Life Limited Parts (4)
	737-800	4,918	$64.4
	777-200	5,397	$96.6
	737-800/777-200	322	$2.8

	Subtotal	10,637	$163.8

Expendables
	737-800	55,775	$4.7
	777-200	66,606	$8.1
	757-200	264,187	$10.6
	767-200	189,313	$8.2
	767-300	134,782	$5.6
	767 Common (5)	114,052	$6.4
	MD-80	925,813	$29.0
	Interchangeable (6)	3,026,607	$24.6

	Subtotal	4,777,135	$97.2

	Total	4,787,772	$261.0

(1)	Appraised values are in millions, rounded to the first decimal point.

(2)	This quantity of spare parts used in preparing the appraised value was determined as of May 27, 2004. Because spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of American’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time. American is required to provide to the Trustee a quarterly appraisal of the Collateral.

(3)	The appraised value reflects the opinion of Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm, of the fair market value of the spare parts. A copy of the appraisal, dated July 1, 2004, is annexed to this Prospectus as Appendix II. The appraisal is subject to a number of assumptions (which may not reflect current market conditions) and limitations and was prepared based on certain specified methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value.

(4)	The appraised value of the Life Limited Parts associated with the Boeing 737-800 and 777-200 aircraft constitutes less than 0.5% of the total appraised value of the Rotables and Life Limited Parts included in this category. Life Limited Parts associated with the Boeing 757-200, 767-200, 767-300, and MD-80 aircraft are not covered by the appraisal of Simat, Helliesen & Eichner, Inc. annexed to this Prospectus as Appendix II.

(5)	767 Common spare parts are spare parts that can be used in either 767-200 or 767-300 aircraft or their associated engines.

(6)	Interchangeable spare parts are spare parts that may be used in multiple aircraft types or the associated engines, including at least one of the following aircraft types or their associated engines: Boeing 737-800, 777-200, 757-200, 767-200, 767-300 and McDonnell Douglas MD-80, but do not include 767 Common spare parts.

Cash Flow Structure

     This diagram illustrates the structure of certain cash flows applicable to the Notes.

(1)	The Liquidity Facility is sufficient to cover four consecutive semi-annual interest payments on the Class A Notes, but does not cover any other amounts payable on the Class A Notes. Currently, there is no liquidity facility available with respect to the Class B Notes.

(2)	We are not offering to exchange the Class B Notes for registered notes pursuant to this Prospectus. American may issue Class C Notes as described in “Description of the Notes — General,” but will not do so prior to the consummation of the Exchange Offer.

The Notes

Issuer	American Airlines, Inc.

Notes Offered	7.25% Class A Secured Notes due 2009.

Class B Notes and Class C Notes	We are not offering to exchange the Class B Notes for registered notes pursuant to this Prospectus. The Class B Notes were purchased by a Delaware statutory trust concurrently with the issuance of the Old Class A Notes. This Delaware statutory trust is wholly owned by an affiliate of American. Class C Notes may be issued in the future as described in “Description of the Notes – General.”

Use of Proceeds	The proceeds from the sale of the Old Class A Notes were used for general corporate purposes. We will not receive any cash proceeds from the exchange of the New Class A Notes for the Old Class A Notes.

Trustee, Security Agent, and Paying Agent	U.S. Bank Trust National Association.

Liquidity Provider for the Class A Notes.	Citibank, N.A. There is no liquidity facility available with respect to the Class B Notes.

Principal	The entire principal amount of the Class A Notes and the Class B Notes will be due on February 5, 2009. The principal amounts and maturity dates of any new Class B notes issued as described in “Description of the Notes — Possible Refunding of Class B Notes and Class C Notes” may differ.

Final Legal Maturity Date for Class A Notes	February 5, 2011

Interest	The Class A Notes bear interest at the rate of 7.25% per annum, subject to certain potential adjustments described in “The Exchange Offer — General.” The Class B Notes bear interest at the rate per annum of 9.00%; provided that the interest rate with respect to any new Class B notes issued as described in “Description of the Notes — Possible Refunding of Class B Notes and Class C Notes” may differ. Interest on the Class A Notes and Class B Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payment Dates	February 5 and August 5, commencing on August 5, 2004.

Record Dates	The fifteenth day preceding the related Interest Payment Date.

Collateral	The Notes are secured by a lien on certain aircraft and engine spare parts first placed in service after October 22, 1994 and owned by American including:

• Rotables that are appropriate for installation on or use in Boeing model 737-800 or 777-200 aircraft, or both, or on or in any engine or spare part utilized on any such aircraft, and in each case are not appropriate for installation on or use in any other model of aircraft currently operated by American or engine or spare part utilized on any such other model of aircraft, and

• Expendables and Life Limited Parts that are appropriate for installation on or use in one or more of the following aircraft models: Boeing model 737-800, 757-200, 767-200, 767-300 or 777-200 aircraft or McDonnell Douglas model MD-80 aircraft, or on or in any engine or spare part utilized on any such aircraft.

American has an unlimited right in the ordinary course of business to install the spare parts on its aircraft, engines, or other spare parts, and the lien does not apply to a spare part for as long as such spare part is installed on or being used in any aircraft, engine or other spare part. In addition, the lien does not apply to a spare part not located at one of the designated locations specified pursuant to the security agreement applicable to the spare parts, a spare part leased or loaned by American to another person, and in certain other circumstances.

American has deposited $39,517,000 with the Security Agent to be held as Cash Collateral.

Redemption	American may elect to redeem all or some of the Notes of any class at any time prior to maturity. The redemption price in each such case will be the principal amount of the Notes being redeemed, together with accrued and unpaid interest, and, except in the case of a Fleet Reduction or to comply with a Maximum Collateral Ratio, Make-Whole Amount, if any; provided that any Class A Notes redeemed in order to comply with a Maximum Collateral Ratio (but only with respect to the first $38,603,000 of aggregate principal amount of Class A Notes so redeemed since February 6, 2004, the date of original issuance of the Old Class A Notes), will be redeemed at the applicable redemption price (expressed as a percentage of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (but without any Make-Whole Amount), if redeemed during the twelve-month period ending on February 5 of the years indicated below:

Year	Percentage

2005	107.25%
2006	107.25%
2007	103.625%
2008	103.625%
2009	103.625%

See “— Maintenance of Collateral Ratios” and “— Fleet Reduction” below and “Description of the Notes — Redemption.” American also may elect to redeem all of the Class B Notes without a Make-Whole Amount in connection with a refunding as described in “Description of the Notes — Possible Refunding of Class B Notes and Class C Notes.”

Maintenance of Collateral Ratios	American is required to provide to the Trustee a quarterly appraisal of the Collateral. If any such appraisal indicates that:

• the Class A Collateral Ratio is greater than 54.0%; or

• the Class B Collateral Ratio is greater than 70.0%;

then American will be required to provide additional collateral (which may include cash) or to reduce the principal amount of Class A Notes or Class B Notes outstanding (including by delivering Notes to the Trustee for cancellation or redeeming Notes without any Make-Whole Amount) so that such Collateral Ratios comply with the applicable Maximum Collateral Ratio. See “Description of the Notes — Collateral — Appraisals and Maintenance of Ratios.”

Fleet Reduction	Subject to certain exceptions, if the total number of Boeing model 737-800 aircraft or Boeing model 777-200 aircraft in American’s in-service fleet during any period of 60 consecutive days is less than a certain specified minimum number for such aircraft model, American must redeem without any Make-Whole Amount Class A Notes and Class B Notes and/or deliver Class A Notes and Class B Notes to the Trustee for cancellation. The principal amount of the Class A Notes and Class B Notes to be redeemed or cancelled will be based upon the number of aircraft of such model in American’s in-service fleet on the last day of such 60-day period relative to the number of aircraft of such model on February 6, 2004, and the aggregate Fair Market Value of the Pledged Spare Parts that are appropriate for installation on, or use in, only the aircraft of such model, or the engines or spare parts utilized only on such aircraft, relative to the aggregate Fair Market Value of all of the Pledged Spare Parts. See “Description of the Notes — Collateral — Fleet Reduction.”

Section 1110 Protection	American’s General Counsel has provided an opinion to the Trustee that the benefits of Section 1110 of the Bankruptcy Code are available with respect to the Pledged Spare Parts subject to the lien of the Security Agreement.

Liquidity Facility	Under the Liquidity Facility for the Class A Notes, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the Class A Notes on up to four successive semi-annual Interest Payment Dates. The Liquidity Facility cannot be used to pay any other amount in respect of the Class A Notes.

Upon each drawing under the Liquidity Facility to pay interest on the Class A Notes, the Trustee will be obligated to reimburse the Liquidity Provider for the amount of such drawing, together with interest on such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility and certain other agreements will rank senior to all of the Notes in right of distributions under the Indenture.

Currently, there is no liquidity facility available with respect to the Class B Notes. If a liquidity facility is provided for new Class B notes in connection with a Refunding, the issuer of such liquidity facility will have the same priority distribution rights as the Liquidity Provider in respect of the Class A Notes.

Subordination	The Indenture provides for the following subordination provisions applicable to the Notes:

• Class A Notes rank senior in right of distributions under the

•	Indenture to other Notes;

Class B Notes rank junior in right of distributions to the Class A Notes and, if Class C Notes are issued, will rank senior in right of distributions to such Class C Notes; and

• if Class C Notes are issued, they will rank junior in right of distributions to the Class A Notes and Class B Notes.

Payments to the Liquidity Provider, and certain other payments, will be made prior to the distributions on the Notes as discussed under “Description of the Notes — Priority of Distributions.”

Control of Trustee	Whether before or after the occurrence of an Event of Default, the “Controlling Party” will direct the Trustee and the Collateral Agents in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder. However, certain limited provisions with respect to the Collateral as they relate to the Class B Notes cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the Class B Notes, and certain other limited provisions cannot be amended or waived without the consent of each Noteholder affected thereby. If an Event of Default is continuing, the “Controlling Party” will direct the Trustee and the Collateral Agents in exercising remedies such as accelerating the Notes or foreclosing the lien on the collateral securing the Notes.

The Controlling Party will be:

• the holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then outstanding or, if the Class A Notes have been paid in full, of the Class B Notes then outstanding or, if the Class A Notes and the Class B Notes have been paid in full, of the Class C Notes, if any have been issued, then outstanding; or

• under certain circumstances, a liquidity provider.

See “Description of Notes — Controlling Party.”

Right to Buy Other Classes of Notes	If American is in bankruptcy or certain other specified events have occurred, Noteholders will have the right to buy certain other classes of Notes on the following basis:

• The Class B Noteholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Notes.

• If Class C Notes are issued, the Class C Noteholders (other than American or any of its affiliates) will have the right to purchase all, but not less than all, of the Class A Notes and the Class B Notes.

The purchase price in each case described above will be the outstanding principal amount of the applicable class of Notes plus accrued and unpaid interest, but without any Make-Whole Amount.

Certain ERISA Considerations	Each person who acquires a Class A Note or any interest therein will be deemed to have represented that either:

• no assets of (a) an employee benefit plan subject to the

Employee Retirement Income Security Act of 1974, as amended, (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, (c) an entity whose underlying assets are deemed to include assets of any such employee benefit plan or plan, or (d) a governmental or church plan that is subject to any U.S. federal, state, local or foreign law or regulation that is substantially similar to Section 406 of ERISA or Section 4975 of the Code have been used to purchase such Class A Note or an interest therein; or

• the acquisition and holding of such Class A Note or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA, the Code or any similar provision of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

Any subsequent transferee of the Class A Notes shall be deemed, by virtue of the transfer of such notes, to have made the foregoing representatives and warranties at the time of the transfer. See “Certain ERISA Considerations.”

Ratings of the Notes	The Class A Notes are rated BBB- by Fitch, Ba2 by Moody’s and BBB- by Standard & Poor’s.

A rating is not a recommendation to purchase, hold or sell Class A Notes; and such rating does not address market price or suitability for a particular investor. There can be no assurance that such ratings will not be lowered or withdrawn by a rating agency.

Threshold Rating for the Liquidity Provider		Fitch	Moody’s	Standard & Poor’s
	Short Term	F-1	P-1	A-1

For any entity that does not have a short-term rating from one or more of such rating agencies, then in lieu of such short-term rating, a senior unsecured long-term corporate rating of A in the case of Fitch (if such person is then rated by Fitch), a long-term unsecured debt rating of A2 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard & Poor’s.

Liquidity Provider Rating	The initial Liquidity Provider meets the Threshold Rating requirement.

Summary Historical Consolidated Financial and Operating Data

     The following table presents summary historical consolidated financial data and operating data of American. We derived the annual historical financial data from American’s audited consolidated financial statements and the notes thereto. These audited consolidated financial statements are incorporated by reference in this Prospectus and it should be read in conjunction with them. We derived the consolidated financial data for the interim periods ended June 30, 2004 and 2003 from American’s unaudited consolidated financial statements. These unaudited consolidated financial statements also are incorporated by reference in this Prospectus and should be read in conjunction with them. The data for such interim periods will not be indicative of results for the year as a whole. On April 9, 2001, American purchased substantially all of the assets of TWA. This acquisition was accounted for under the purchase method of accounting and, accordingly, the operating results of TWA since the date of the acquisition have been included in the summary consolidated financial statements. The operating statistics of TWA LLC, the entity holding the assets acquired from TWA, since the date of acquisition are included in Operating Statistics for the interim periods ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001.

	Six Months Ended
	June 30,		Year Ended December 31,
	2004	2003	2003	2002	2001
Statement of Operations Data (in millions):
Revenues:
Passenger	$7,573	$6,938	$14,332	$14,439	$15,780
Regional Affiliates(1)	925	713	1,519	99	50
Cargo	303	274	558	557	656
Other	523	499	994	897	1,004
Operating expenses(2)	9,226	9,343	18,532	19,305	19,764
Operating income (loss)(2)	98	(919)	(1,129)	(3,313)	(2,274)
Other income (expense), net	(293)	(246)	(280)	(356)	(175)
Earnings (loss) before income taxes and cumulative effect of accounting change(2)	(195)	(1,165)	(1,409)	(3,669)	(2,449)
Net earnings (loss)(2)(3)	$(195)	$(1,165)	$(1,318)	$(3,495)	$(1,562)
Other Data:
Ratio of earnings to fixed charges(4)	—	—	—	—	—
Operating Statistics(5):
Mainline Jet Operations:
Available seat miles (millions)(6)	86,594	80,840	165,209	172,200	174,688
Revenue passenger miles (millions)(7)	63,613	58,019	120,328	121,747	120,606
Passenger load factor(8)	73.5%	71.8%	72.8%	70.7%	69.0%
Passenger revenue yield per passenger mile (cents)(9)	11.90	11.96	11.91	11.86	13.08
Passenger revenue per available seat mile (cents)	8.75	8.58	8.67	8.39	9.04
Operating expenses per available seat mile excluding Regional Affiliates (cents)(10)	9.49	10.49	10.15	11.14	11.31
Cargo ton miles (millions) (11)	1,088	983	2,000	2,007	2,130
Cargo revenue yield per ton mile (cents)	27.83	27.86	27.87	27.73	30.80

	At June 30,	At December 31,
	2004	2003
Balance Sheet Data:
Cash and short-term investments	$3,345	$2,592
Restricted cash and short-term investments	489	527
Total assets	26,875	26,471
Current liabilities	7,113	6,337
Long-term debt, less current maturities	9,058	9,073
Obligations under capital leases, less current obligations	1,090	1,156
Obligations for pension and post retirement benefits	4,604	4,803
Stockholder’s equity	421	345

(1)	American’s Regional Affiliates include two wholly owned subsidiaries of AMR, American Eagle Airlines, Inc. (American Eagle) and Executive Airlines, Inc. (Executive and, collectively with American Eagle, AMR Eagle), and two independent carriers, Trans States Airlines, Inc. (Trans States) and Chautauqua Airlines, Inc. (Chautauqua). In 2001, American had revenue prorate agreements with AMR Eagle and, with its acquisitions of certain TWA assets in 2001, had revenue prorate agreements with Trans States and Chautauqua. In 2002, American had a capacity purchase agreement with Chautauqua and revenue prorate agreements with AMR Eagle and Trans States. In 2003, American had capacity purchase agreements with AMR Eagle, Trans States and Chautauqua.

(2)	Operating expenses, operating income (loss), earnings (loss) before income taxes and cumulative effect of accounting change, and net earnings (loss) for the year ended December 31, 2003 include an asset impairment charge of approximately $264 million relating to Airbus A300 and Boeing 767-200 aircraft and approximately $143 million in other special charges related to aircraft grounding, facility exit costs, employee charges and other special charges (credits). In addition, such amounts for the year ended December 31, 2003 include the receipt of $315 million in government reimbursement of security fees. Such amounts for the years ended December 31, 2002 and 2001 included an asset impairment charge of approximately $244 million and $911 million, respectively, relating to the write-down of the carrying value of Fokker 100 aircraft and related rotables to their estimated fair market value. In addition, such amounts for the years ended December 31, 2002 and 2001 include $10 million and $827 million, respectively, in compensation under the Air Transportation Safety and Stabilization Act (the “Act") and approximately $381 million and $337 million, respectively, in other special charges related to aircraft groundings, facility exit costs, and employee charges. Such amounts for the six months ended June 30, 2004 include $31 million in special credits related to aircraft groundings and employee charges and for the six months ended June 30, 2003 include $101 million in special charges related to aircraft groundings, facility exit costs and employee charges. In addition, such amounts for the six months ended June 30, 2003 include $315 million in government reimbursement of security fees.

(3)	Net loss for the year ended December 31, 2002 includes a one-time, non-cash charge, effective January 1, 2002, of $889 million (net of a tax benefit of $363 million) to write off all of American’s goodwill. This charge was nonoperational in nature and is reflected as a cumulative effect of accounting change in the consolidated statements of operations.

(4)	As of June 30, 2004, American guaranteed approximately $1.3 billion of unsecured debt of its parent, AMR Corporation and approximately $484 million of secured debt of American Eagle Airlines, Inc. The impact of these unconditional guarantees is not included in the above computation. Earnings were inadequate to cover fixed charges by $1,475 million, $3,749 million and $2,584 million for the years ended December 31, 2003, 2002 and 2001, respectively, and by $231 million and $1,200 million for the six months ended June 30, 2004 and 2003, respectively.

(5)	The operating statistics of TWA Airlines LLC, the entity holding the assets acquired from TWA, are included in Operating Statistics since the date of acquisition for the six months ended June 30, 2004 and 2003 and the years ended December 31, 2003, 2002 and 2001.

(6)	“Available seat miles” represents the number of seats available for passengers multiplied by the number of scheduled miles the seats are flown.

(7)	“Revenue passenger miles” represents the number of miles flown by revenue passengers in scheduled service.

(8)	“Passenger load factor” is calculated by dividing revenue passenger miles by available seat miles, and represents the percentage of aircraft seating capacity utilized.

(9)	“Passenger revenue yield per passenger mile” represents the average revenue received from each mile a passenger is flown in scheduled service.

(10)	Operating expenses per available seat mile exclude costs related to Regional Affiliates of $1,004 million and $865 million for the six-month periods ended June 30, 2004 and 2003, respectively, and $1,757 million, $129 million and $7 million for the years ended December 31, 2003, 2002 and 2001, respectively.

(11)	“Cargo ton miles” represents the tonnage of freight and mail carried multiplied by the number of miles flown.

RISK FACTORS

     You should carefully consider all of the information contained in or incorporated by reference in this Prospectus, including but not limited to, our report on Form 10-K for the year ended December 31, 2003 and our reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004. In addition, you should carefully consider the risk factors described below, along with any risk factors that may be included in our future reports to the Commission.

Risk Factors Relating to American

     We incorporate herein by reference the information under the caption “Risk Factors” in Item 7 of our report on Form 10-K for the year ended December 31, 2003.

Risk Factors Relating to the Notes and the Exchange Offer

     Consequences of Failure to Exchange

     If you fail to deliver the proper documentation to the Exchange Agent in a timely fashion, your tender of Old Class A Notes will be rejected. The New Class A Notes will be issued in exchange for the Old Class A Notes only after timely receipt by the Exchange Agent of the Old Class A Notes, a properly completed and executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and all other required documentation. If you wish to tender your Old Class A Notes in exchange for New Class A Notes, you should allow sufficient time to ensure timely delivery. None of the Exchange Agent, the Trustee or American is under any duty to give holders of Old Class A Notes notification of defects or irregularities with respect to tenders of Old Class A Notes for exchange.

     If you do not exchange your Old Class A Notes for New Class A Notes pursuant to the Exchange Offer, or if your tender of Old Class A Notes is not accepted, your Old Class A Notes will continue to be subject to the restrictions on transfer of such Old Class A Notes as set forth in the legend thereon. In general, you may not offer or sell Old Class A Notes unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the Old Class A Notes under the Securities Act. To the extent that Old Class A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Class A Notes could be adversely affected.

     Appraisals and Realizable Value of Collateral

     If American does not make payments of principal and interest on the Notes when due, in order to obtain such payments, the holders of Notes may have to rely on the proceeds from the sale of, or other exercise of remedies against, the Collateral. Those proceeds may be insufficient to cover such payments.

     Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm (“SH&E”), prepared an appraisal dated July 1, 2004 of the spare parts of the types included in the Collateral owned by American as of May 27, 2004. A copy of such appraisal is annexed to this Prospectus as Appendix II. We have not undertaken to update the appraisal in connection with the Exchange Offer. The appraisal is subject to a number of assumptions (which may not reflect current market conditions) and limitations and was prepared based on certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection at certain locations at which American maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E’s appraisal. See “Description of the Appraisal.”

     American is required to provide to the Trustee a quarterly appraisal of the Collateral. If any such appraisal indicates that the Class A Collateral Ratio is greater than 54.0%, or that the Class B Collateral Ratio is greater than 70.0%, American will be required to provide additional collateral (which may include additional cash) or to reduce the principal amount of Class A Notes or Class B Notes outstanding so that the applicable Collateral Ratio is not greater than the applicable Maximum Collateral Ratio.

     An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than the appraised value of such Collateral. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, because spare parts are constantly being used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, American can provide no assurances that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Notes. See “— The Collateral and the Remedies Against the Collateral May be Insufficient to Satisfy in Full Payments Due on the Notes.”

     Since September 11, 2001, the airline industry has suffered substantial losses. Two major air carriers, US Airways and United Air Lines, Inc., have filed for bankruptcy protection, although US Airways emerged from bankruptcy on March 31, 2003. Other airlines may file for bankruptcy protection as well. In response to adverse market conditions, many air carriers have reduced the number of aircraft in operation, and there may be further reductions, particularly by air carriers in bankruptcy or liquidation. Any such reduction of aircraft of the same models as the models of aircraft on which the spare parts included in the Collateral may be installed or used could adversely affect the value of the Collateral.

     Priority of Distributions; Subordination

     Under the Indenture, the Liquidity Provider (and the liquidity provider under any liquidity facility with respect to new Class B notes) will receive payment of all amounts owed to it before the holders of any class of Notes receive any funds. In addition, in certain default situations the Trustee will receive certain payments before the holders of any class of Notes receive distributions. See “Description of the Notes — Priority of Distributions.”

     The Class B Notes rank junior to the obligations related to the Class A Notes (including amounts owed to the Liquidity Provider) with respect to payments made by American, proceeds from liquidation of the Collateral and otherwise. Accordingly, if cash available for distribution under the Indenture is insufficient to cover all amounts then due, the Class A Notes and sums due to the Liquidity Provider will be paid in full before any amounts are paid with respect to the Class B Notes. See “Description of the Notes — Priority of Distributions”. In addition, as a result of the subordination provisions, in a case involving the liquidation of substantially all of the assets of American, the holders of Class B Notes may receive a smaller distribution in respect of their claims than holders of unsecured claims of the same amount against American. In addition, if there is a payment default with respect to the Class B Notes or any other default under the Indenture, the holders of the Class B Notes will not be entitled to accelerate the Class B Notes and cause the Trustee to exercise remedies unless they are the Controlling Party. See “— Control over Amendments, Waivers and Sale of Collateral.”

     Control over Amendments, Waivers and Sale of Collateral

     Whether before or after the occurrence of an Event of Default, the “Controlling Party” will direct the Trustee and the Collateral Agents in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder, except for certain limited provisions with respect to the Collateral as it relates to the Class B Notes and the Class C Notes (if any) that cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the Class B Notes and the Class C Notes (if any), respectively, and certain other limited provisions that cannot be amended or waived without the consent of each holder of any Note (a “Noteholder”) affected thereby. Except for those limited provisions that are described in “Description of the Notes — Modifications and Waiver of the Indenture and Certain Other Agreements,” the provisions of the Indenture, the Security Agreement and the other Operative Documents may be amended or waived by the Controlling Party without the consent of any other Noteholders. If an Event of Default is continuing, the “Controlling Party” will direct the Trustee and the Collateral Agents in exercising remedies under the Indenture and the Collateral Agreements, including accelerating the Notes or foreclosing the lien on the Collateral. See “Description of the Notes — Remedies.”

     The Controlling Party will be:

•	the holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then outstanding or, if the Class A Notes have been paid in full, of the Class B Notes then outstanding or, if the Class A Notes and the Class B Notes have been paid in full, of the Class C Notes, if any have been issued, then outstanding; or

•	under certain circumstances described in “Description of the Notes — Controlling Party,” and notwithstanding the foregoing, a liquidity provider.

     The Controlling Party will have the ability, subject to certain limitations, to direct the Trustee and the Collateral Agents in the exercise of all remedies, including the ability to direct the Trustee to accelerate the Notes issued under the Indenture and to direct the Collateral Agents to foreclose upon the lien on the Collateral. If a liquidity provider is the Controlling Party, it will be in a position to take actions that are beneficial to it but which may be detrimental to the holders of the Class A Notes and the Class B Notes. In addition, if the holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then outstanding are the Controlling Party, they will be in a position to take actions that are beneficial to the holders of the Class A Notes but which may be detrimental to the holders of the Class B Notes.

     In addition, during the nine months after the earlier of the acceleration of the Notes or the occurrence and continuation of an American Bankruptcy Event, the sale of any Collateral for any amount less than the lesser of (i) 75% of the Fair Market Value of such Collateral and (ii) the aggregate outstanding principal amount of the Notes (disregarding the Notes of any class if all of the Notes of such class are held or beneficially owned by American Entities), plus accrued and unpaid interest thereon, shall not be permitted without the consent of the holders of a majority of principal amount of Class B Notes (except that no consent of the holders of the Class B Notes shall be required if all of the Class B Notes are owned by American Entities) and the holders of a majority of principal amount of Class C Notes (except that no consent of the holders of the Class C Notes shall be required if all of the Class C Notes are owned by American Entities).

     Ratings of the Notes

     The Class A Notes are rated BBB- by Fitch Ratings, Inc. (“Fitch” ), Ba2 by Moody’s Investors Service, Inc. (“Moody’s”) and BBB- by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”). A rating is not a recommendation to purchase, hold or sell the Class A Notes, and such rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a Rating Agency if, in its judgment, circumstances in the future (including the downgrading of American or the Liquidity Provider) so warrant.

     The ratings of the Class A Notes are based primarily on the default risk of American, the availability of the Liquidity Facility for the benefit of holders of the Class A Notes, and the collateral value provided by the Pledged Spare Parts securing the Class A Notes. The ratings of the Class A Notes address the likelihood of timely payment of interest when due on the Class A Notes and the ultimate payment of principal on the Class A Notes by their Final Legal Maturity Date. Such ratings do not address the possibility of certain defaults, redemptions, or other circumstances which could result in the payment of the outstanding principal amount of the Class A Notes before or after their Final Scheduled Payment Date. See “Description of the Notes.”

     The reduction, suspension or withdrawal of the ratings of any class of the Notes will not, by itself, constitute a default under the Indenture.

     The Collateral and the Remedies Against the Collateral May be Insufficient to Satisfy in Full Payments Due on the Notes

     If American does not make payments of interest and principal on the Notes when due, in order to obtain such payments, the holders of Notes may have to rely on the proceeds from the sale of, or other exercise of remedies against, the Collateral. Those proceeds may be insufficient to cover such payments.

     The Notes are secured by a lien on the Pledged Spare Parts. See “Description of the Notes — Collateral.” However, American has an unlimited right in the ordinary course of business to install spare parts on its aircraft, engines, and other spare parts, and the lien will not apply to a spare part if such spare part is installed on or being used in any aircraft, engine or other spare part. The lien also will not apply to any spare part that is leased or loaned by American to any person. In addition, because spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of American’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time.

     American is required, subject to certain exceptions, to keep the Pledged Spare Parts at certain Designated Locations which may change over time. Each quarter, American is required to add as a new Designated Location each location in the United States owned or leased by American where American holds spare parts that would otherwise qualify to be Pledged Spare Parts (other than any location with such spare parts that have an immaterial aggregate value). See “Description of the Notes — Collateral — Designated Locations.” The lien of the Security Agreement securing the Notes does not apply to any spare part not located at a Designated Location.

     It is likely to be difficult, time-consuming and expensive for the Trustee to exercise its remedies against the Pledged Spare Parts. The fact that the Pledged Spare Parts are not separately stored may introduce difficulties in identifying and separating them from other spare parts. Also, although over 80% of the Pledged Spare Parts are currently located at eight locations, there are over one hundred Designated Locations. Almost all of the Designated Locations are leased rather than owned by American. It could be difficult for the Trustee to get access to these locations, particularly if American is in default under the relevant lease. In addition, some third parties, such as certain landlords, may have statutory or other liens on, or other rights in, the Pledged Spare Parts, which could reduce the proceeds available to satisfy the obligations under the Notes.

     American is required to provide to the Trustee a quarterly appraisal of the Pledged Spare Parts. If any such appraisal indicates that the Class A Collateral Ratio is greater than 54.0%, or that the Class B Collateral Ratio is greater than 70.0%, American will be required to reduce the principal amount of the Class A Notes or the Class B Notes outstanding or to provide additional collateral so that the applicable Collateral Ratio is not greater than the applicable Maximum Collateral Ratio. In order to satisfy this requirement, American may grant a lien on additional cash or certain investment securities (limited to an aggregate of $50,000,000 of cash and investment securities), or may grant a lien on other collateral, provided that each Rating Agency confirms that the use of such additional other collateral will not result in a reduction of the rating by such Rating Agency of the Class A Notes below the then current rating for such Notes or a withdrawal of the rating of such Notes. See “Description of the Notes — Collateral.” Section 1110 of the U.S. Bankruptcy Code, which provides special rights to holders of liens with respect to certain equipment (see “Description of the Notes — Remedies”), would not apply to the Cash Collateral deposited with the Security Agent on initial issuance of the Notes or any such additional cash or investment securities. In addition, Section 1110 may not apply to such other collateral, depending on the circumstances. Any such grant of a lien on cash, investment securities or other collateral or reduction of the principal amount of any Notes by American could be subject to avoidance as a “preference” under Section 547 of the U.S. Bankruptcy Code if (1) it occurred within 90 days of a bankruptcy filing by American (or one year in the case of a redemption of Notes held by an “insider” of American within the meaning of the U.S. Bankruptcy Code) and (2) it enabled the holders of such Notes to receive more than they would receive if American were liquidated under Chapter 7 of the U.S. Bankruptcy Code and the grant of additional collateral or the redemption of such Notes had not occurred, which would likely be the case if, at the time of the grant or redemption, such Notes are undersecured.

     Also, following a bankruptcy filing, American’s continued use, sale, or lease of Pledged Spare Parts would reduce the quantity and value of Pledged Spare Parts subject to the lien in favor of the Security Agent. In addition, following a bankruptcy filing, by operation of Section 552 of the U.S. Bankruptcy Code, newly acquired spare parts as well as spare parts removed from American’s aircraft, engines, or other spare parts would not, except in limited circumstances, become subject to the lien of the Security Agreement. Section 552 of the U.S. Bankruptcy Code provides that any property acquired by a debtor after the commencement of a bankruptcy case is not subject to a lien resulting from any security agreement entered into before the commencement of the case, except to the extent such newly acquired property constitutes proceeds, product, offspring, or profits of property subject to the lien prior to the commencement of the case.

     In view of the potential erosion in the value of the Pledged Spare Parts included in the Collateral at the time of a bankruptcy filing as a result of American’s continuing use thereof and the provisions of Section 552, the Security Agent would be entitled to apply to the bankruptcy court for “adequate protection” of its security interest in the Pledged Spare Parts. The meaning of the term “adequate protection” varies according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral from, and may require cash payments or the granting of additional security to the extent of, any diminution in the value of the collateral as a result of the disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, however, it is not possible to predict how quickly or to what extent, if any, holders of the Notes would be compensated for any loss of value of the Pledged Spare Parts in the Collateral through the requirements of “adequate protection”.

     If American fails to agree to perform its future obligations with respect to the Notes, the related documents and the Pledged Spare Parts in accordance with Section 1110(a) of the Bankruptcy Code within the 60 day period following the date of commencement of bankruptcy proceedings (or any longer period consented to by the relevant parties) and fails to cure all existing and future defaults thereunder (other than any defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of American which would not be required to be cured) in accordance with Section 1110(a), the Security Agent would be entitled, notwithstanding American’s bankruptcy, to exercise its rights to repossess and otherwise exercise remedies against the Pledged Spare Parts. See “Description of the Notes — Remedies”. Having a ready source of spare parts is essential to American’s ability to operate its fleets of Boeing 777, 767, 757, 737 and McDonnell Douglas MD-80 aircraft. Nevertheless, there can be no assurance that American would, in bankruptcy, agree to perform its obligations pursuant to Section 1110(a), or that American would not seek to renegotiate the terms of the Notes and the other documents relating thereto as a condition to such agreement.

     No Protection Against Highly Leveraged or Extraordinary Transactions

     The Notes and the underlying agreements do not contain any financial or other covenants or “event risk” provisions protecting the Noteholders in the event of a highly leveraged or other extraordinary transaction affecting American or its affiliates.

     Holders May Not Be Able to Resell the Class A Notes Easily or at a Favorable Price

     The New Class A Notes will constitute a new issue of securities with no established trading market. American does not intend to apply for listing of the Class A Notes on any securities exchange or otherwise, but has been advised by the Initial Purchasers that they presently intend to make a market in the Class A Notes, as permitted by applicable laws and regulations, but they are not required to do so. Any such market-making may be discontinued at any time, at the sole discretion of the Initial Purchasers. In addition, such market-making activities may be limited by the Securities Act and the Exchange Act during the pendency of the Exchange Offer or the effectiveness of a shelf registration in lieu thereof. Accordingly, American cannot give any assurance as to the liquidity of the trading market for the New Class A Notes or, in the case of non-exchanging holders of Old Class A Notes, the trading market for the Old Class A Notes following the Exchange Offer.

     The liquidity of, and trading market for, the Old Class A Notes or the New Class A Notes also may be adversely affected by general declines in the market or by declines in the market for similar securities. Such declines may adversely affect such liquidity and trading markets independent of American’s financial performance and prospects.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges of American for the periods indicated:

	Year ended December 31,
						Six Months Ended
	1999	2000	2001	2002	2003	June 30, 2004
Ratio of Earnings to Fixed Charges	1.95	2.07	(1)	(2)	(3)	(4)

(1)	In April 2001, the board of directors of American approved the unconditional guarantee by American (the “American Guarantee”) of the existing debt obligations of AMR Corporation, American’s parent company. As such, as of December 31, 2001, American unconditionally guaranteed through the life of the related obligations approximately $676 million of unsecured debt and approximately $573 million of secured debt. The impact of these unconditional guarantees is not included in the above computation. For the year ended December 31, 2001, earnings were not sufficient to cover fixed charges. American needed additional earnings of $2,584 million to achieve a ratio of earnings to fixed charges of 1.0.

(2)	At December 31, 2002, American’s exposure under the American Guarantee was approximately $636 million with respect to unsecured debt and approximately $538 million with respect to secured debt. For the year ended December 31, 2002, earnings were not sufficient to cover fixed charges. American needed additional earnings of $3,749 million to achieve a ratio of earnings to fixed charges of 1.0.

(3)	At December 31, 2003, American’s exposure under the American Guarantee was approximately $936 million with respect to unsecured debt and approximately $503 million with respect to secured debt. For the year ended December 31, 2003, earnings were not sufficient to cover fixed charges. American needed additional earnings of $1,475 million to achieve a ratio of earnings to fixed charges of 1.0.

(4)	At June 30, 2004, American’s exposure under the American Guarantee was approximately $1.3 billion with respect to unsecured debt and approximately $484 million with respect to secured debt. For the six months ended June 30, 2004, earnings were not sufficient to cover fixed charges. American needed additional earnings of $231 million to achieve a ratio of earnings to fixed charges of 1.0.

     For purposes of the table, “earnings” represents consolidated income from continuing operations before income taxes, extraordinary items, cumulative effect of accounting change and fixed charges (excluding interest capitalized). “Fixed charges” consists of interest expense (including interest capitalized), amortization of debt expense and the portion of rental expense we deem representative of the interest factor.

THE EXCHANGE OFFER

     The following summary describes certain provisions of the registration rights agreement, dated as of February 5, 2004 (the “Registration Rights Agreement”), among American, the Initial Purchasers and the Trustee. This summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Registration Rights Agreement, which has been filed as an exhibit to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.”

General

     In connection with the issuance of the Old Class A Notes, the Initial Purchasers became entitled to the benefits of the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed, for the benefit of and at no cost to the holders of the Old Class A Notes, to use our reasonable best efforts (i) to cause to be filed with the Commission a registration statement (the “Registration Statement”) with respect to a registered offer (the “Exchange Offer”) to exchange the Old Class A Notes for notes having terms identical in all material respects to the Old Class A Notes (except that the New Class A Notes will not contain terms with respect to transfer restrictions or interest rate increases and the New Class A Notes will be available only in book entry form ), (ii) to cause the Registration Statement to be declared effective under the Securities Act, and (iii) to have the Registration Statement remain effective until the closing of the Exchange Offer. American will use its reasonable best efforts to have the Exchange Offer consummated not later than the date that is 270 days (or, if such date is not a business day, the first business day thereafter) after February 6, 2004, which is the date the Old Class A Notes were issued (the “Issuance Date”). However, in the event that (i) we determine that any changes in law or the applicable interpretations of the staff of the Commission do not permit us to effect the Exchange Offer, or (ii) the Exchange Offer has been consummated and in the opinion of counsel for the Initial Purchasers a registration statement must be filed and a prospectus must be delivered by the Initial Purchasers in connection with any primary offering or sale of the New Class A Notes, we have agreed that we will, at no cost to the holders of Old Class A Notes, use our reasonable best efforts to as soon as practicable (a) file with the Commission a shelf registration statement (the “Shelf Registration Statement”) covering resales of the Class A Notes; (b) cause the Shelf Registration Statement to be declared effective under the Securities Act by the 270th day (or, if such 270th day is not a business day, the first business day thereafter) after the Issuance Date; and (c) keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Class A Notes covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

     We will keep the Exchange Offer open for not less than 30 days (or such shorter period as allowed by applicable law or Commission rules and interpretations) after the date notice of the Exchange Offer is mailed to the holders of the Old Class A Notes. For each Old Class A Note validly tendered to the Trustee pursuant to the Exchange Offer and not withdrawn by the holder thereof, the holder of such Old Class A Note will receive a New Class A Note having a principal amount equal to that of the tendered Old Class A Note.

     If neither the consummation of the Exchange Offer nor the declaration by the Commission of the Shelf Registration Statement to be effective (each, a “Registration Event”) occurs on or prior to the 270th day (or, if such 270th day is not a business day, the first business day thereafter) following the Issuance Date, the interest rate per annum borne by the Old Class A Notes shall be increased by 0.50% effective from and including such 270th day, to but excluding the date on which a Registration Event occurs. If, to permit additional holders of Old Class A Notes (who have notified us in writing of their intention to participate in the Exchange Offer) to participate in the Exchange Offer, the length of the Exchange Offer is extended beyond such 270th day, the interest rate shall not be so increased if the Exchange Offer is consummated within 60 days of such extension. If the Shelf Registration Statement ceases to be effective at any time during the period we are required to keep such Shelf Registration Statement effective for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Old Class A Notes shall be increased by 0.50% from the 61st day such Shelf Registration Statement ceases to be effective during the applicable period until such time as the Shelf Registration Statement again becomes effective.

     If the Exchange Offer is consummated, we will not be required to file the Shelf Registration Statement other than for those Old Class A Notes held by the Initial Purchasers if they are not eligible to participate in the Exchange Offer, and the interest rate on the Old Class A Notes will not be increased.

     Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, we will accept for exchange all Old Class A Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. New Class A Notes will be issued in exchange for an equal face amount of outstanding Old Class A Notes accepted in the Exchange Offer. Old Class A Notes may be tendered only in integral multiples of $1,000. The Exchange Agent will act as agent for the tendering holders of Old Class A Notes for the purpose of receiving New Class A Notes from the Trustee and delivering New Class A Notes to such tendering holders. Old Class A Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to the Exchange Agent.

     The Exchange Offer is not conditioned upon any minimum amount of Old Class A Notes being tendered for exchange. However, the obligation to accept Old Class A Notes for exchange pursuant to the Exchange Offer is subject to certain conditions as set forth herein under “-Conditions.”

     Based on an interpretation by the staff of the Commission set forth in several no-action letters issued to third parties, including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co., Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993), and subject to the immediately following sentence, we believe that the New Class A Notes issued pursuant to the Exchange Offer in exchange for Old Class A Notes may be offered for resale, resold or otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any purchaser of Old Class A Notes who is an “affiliate” of ours or intends to participate in the Exchange Offer for the purpose of distributing the New Class A Notes (i) will not be able to rely on the interpretation by the staff of the Commission set forth in the above referenced no-action letters, (ii) will not be able to tender Old Class A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Class A Notes, unless such sale or transfer is made pursuant to an exemption from such requirements. Holders of Old Class A Notes wishing to accept the Exchange Offer must represent to us that such conditions have been met. We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the Commission would make a similar determination with respect to the New Class A Notes as it has in such no-action letters.

     Each broker-dealer that receives New Class A Notes for its own account in exchange for Old Class A Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Class A Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales of New Class A Notes received in exchange for Old Class A Notes. We have agreed that, for a period of 90 days after the Expiration Date, we will make this Prospectus and any amendment or supplement to this Prospectus available to any such broker-dealer for use in connection with such resales. See “Plan of Distribution.” If a broker-dealer would receive New Class A Notes for its own account in exchange for Old Class A Notes, where such Old Class A Notes were not acquired as a result of market-making or other trading activities, such broker-dealer will not be able to participate in the Exchange Offer.

     Holders of Old Class A Notes do not have any appraisal or dissenters rights in connection with the Exchange Offer.

     Upon consummation of the Exchange Offer, subject to certain exceptions, holders of Old Class A Notes who do not exchange their Old Class A Notes for New Class A Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Class A Notes, unless such Old Class A Notes are subsequently registered under the Securities Act which, subject to limited exceptions, we will have no obligation to do, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See “Risk Factors - Risk Factors Relating to the Notes and the Exchange Offer — Consequences of Failure to Exchange.”

     This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Notes as of                      , 2004. As of the date of this Prospectus, $180,457,000 face amount of Old Class A Notes are outstanding.

     If any tendered Old Class A Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Class A Notes will be returned, without expenses, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holder of Old Class A Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Class A Notes pursuant to the Exchange Offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See “- Fees and Expenses.”

Expiration Date; Extensions; Amendments; Termination

     The term “Expiration Date” means                      , 2004 ( days following the commencement of the Exchange Offer), unless we, in our sole discretion, extend the Exchange Offer, in which case the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, if the Exchange Offer is not consummated by the date that is 270 days (or, if such date is not a business day, the first business day thereafter) after the Issuance Date, the interest rate borne by the Class A Notes is subject to increase. See “- General.”

     In order to extend the Expiration Date, we will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Class A Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the Exchange Offer for a specified period of time.

     We reserve the right:

•	to delay acceptance of any Old Class A Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Class A Notes not previously accepted if any of the conditions set forth herein under “- Conditions” shall have occurred and shall not have been waived by us, by giving oral or written notice of such delay, extension or termination to the Exchange Agent; and

•	to amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Class A Notes.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the Exchange Agent. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Class A Notes of such amendment.

     Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

Distributions on the New Class A Notes

     Distributions on the New Class A Notes will be made from the last date on which distributions were made on the Old Class A Notes surrendered in exchange therefor. No additional distributions will be made on Old Class A Notes tendered and accepted for exchange.

Procedures for Tendering

     To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, or an Agent’s Message in lieu of the Letter of Transmittal, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile and any other required documents to the Exchange Agent, or have the Agent’s Message delivered, prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either:

•	certificates for such Old Class A Notes must be received by the Exchange Agent along with the Letter of Transmittal; or

•	a timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of such Old Class A Notes, if such procedure is available, into the Exchange Agent’s account at DTC pursuant to the procedure for book-entry transfer described under “- Book-Entry Transfer” below, must be received by the Exchange Agent prior to the Expiration Date; or

•	the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of Old Class A Notes, Letters of Transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Letters of Transmittal or Old Class A Notes should be sent to American. Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders also may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Class A Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal.

     Only a holder of Old Class A Notes may tender such Old Class A Notes in the Exchange Offer. The term “holder” with respect to the Exchange Offer means any person in whose name Old Class A Notes are registered on the Trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Class A Notes are held of record by DTC who desires to deliver Old Class A Notes by book-entry transfer at DTC.

     Any beneficial holder whose Old Class A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering its Old Class A Notes, either make appropriate arrangements to register ownership of the Old Class A Notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”) unless the Old Class A Notes tendered pursuant thereto are tendered (a) by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (b) for the account of an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder or holders of any Old Class A Notes listed therein, such Old Class A Notes must be endorsed or accompanied by bond powers and a proxy that authorizes such person to tender the Old Class A Notes on behalf of the registered holder or holders, in either case as the name of the registered holder or holders appears on the Old Class A Notes.

     If the Letter of Transmittal or any Old Class A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with the Letter of Transmittal evidence satisfactory to us of their authority to so act.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Class A Notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Class A Notes not properly tendered or any Old Class A Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Old Class A Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Class A Notes must be cured within such time as we shall determine. Neither we, the Exchange

Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Class A Notes nor shall any of us incur any liability for failure to give such notification. Tenders of Old Class A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Class A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Class A Notes (or, in the case of Old Class A Notes tendered by the book-entry transfer procedures described below, such Old Class A Notes will be credited to an account maintained with DTC), unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture, to (a) purchase or make offers for any Old Class A Notes that remain outstanding subsequent to the Expiration Date or, as set forth under “- Conditions,” to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement and (b) to the extent permitted by applicable law, purchase Old Class A Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Acceptance of Old Class A Notes for Exchange; Delivery of New Class A Notes

     Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Class A Notes properly tendered will be accepted promptly after the Expiration Date, and New Class A Notes will be issued promptly after acceptance of the Old Class A Notes. See “- Conditions” below. For purposes of the Exchange Offer, Old Class A Notes shall be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.

     In all cases, issuance of New Class A Notes for Old Class A Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for such Old Class A Notes or a timely Book-Entry Confirmation of such Old Class A Notes into the Exchange Agent’s account at DTC, (ii) a properly completed and duly executed Letter of Transmittal, or an Agent’s Message in lieu of the Letter of Transmittal, and (iii) all other required documents. If any tendered Old Class A Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Class A Notes are submitted for a greater face amount than the holder desires to exchange, such unaccepted or nonexchanged Old Class A Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Class A Notes tendered by the book-entry transfer procedures described below, such unaccepted or nonexchanged Old Class A Notes will be credited to an account maintained with DTC) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book-Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Class A Notes at DTC for purposes of the Exchange Offer. The Exchange Agent and DTC have confirmed that any financial institution that is a DTC Participant may use DTC’s Automated Tender Offer Program (“ATOP”) procedures to tender Old Class A Notes in the Exchange Offer. Any financial institution that is a participant in DTC’s book-entry transfer system may make book-entry delivery of Old Class A Notes by causing DTC to transfer such Old Class A Notes into the Exchange Agent’s account at DTC in accordance with DTC’s ATOP procedures for transfer. However, although delivery of Old Class A Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, the Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent’s Message in lieu of the Letter of Transmittal, and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under “— Exchange Agent” on or prior to 5:00 p.m., New York City time, on the Expiration Date. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming part of a Book-Entry Confirmation, that states that DTC has received an express acknowledgment from a DTC Participant tendering Old Class A Notes that are the subject of such Book-Entry Confirmation that such DTC Participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against such DTC Participant. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

Guaranteed Delivery Procedures

     Holders of the Old Class A Notes who wish to tender their Old Class A Notes and (i) whose Old Class A Notes are not immediately available, or (ii) who cannot deliver their Old Class A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Class A Notes if:

•	the tender is made through an Eligible Institution;

•	prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Class A Notes, the certificate number or numbers of such Old Class A Notes and the amount of Old Class A Notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Class A Notes to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

•	such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the Notes representing the Old Class A Notes to be tendered in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

Withdrawal of Tenders

     Tenders of Old Class A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under “- Exchange Agent.” Any such notice of withdrawal must specify the name of the person having tendered the Old Class A Notes to be withdrawn, identify the Old Class A Notes to be withdrawn, including the face amount of such Old Class A Notes, contain a statement that such holder is withdrawing its election to have such Old Class A Notes exchanged, and (where certificates for Old Class A Notes have been transmitted) specify the name in which such Old Class A Notes are registered, if different from that of the withdrawing holder. Any notice of withdrawal must be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Old Class A Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of the Old Class A Notes into the name of the person withdrawing the tender. If certificates for Old Class A Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Class A Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the number of the account at DTC from which the Old Class A Notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn Old Class A Notes and otherwise comply with the procedures of DTC. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices. Our determination shall be final and binding on all parties. Any Old Class A Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Class A Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Class A Notes tendered by book-entry transfer into the Exchange Agent’s account at DTC pursuant to the book-entry transfer procedures described above, such Old Class A Notes will be credited to an account maintained with DTC for the Old Class A Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Class A Notes may be retendered by following one of the procedures described under “– Procedures for Tendering” and “– Book-Entry Transfer” above at any time on or prior to the Expiration Date.

Conditions

     By tendering, each holder of Old Class A Notes will represent to us, in the letter of transmittal or through DTC’s Automated Tender Offer Program, that, among other things, the New Class A Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder’s business, such holder has no arrangements or understanding with any person to participate in the distribution of the New Class A Notes, and such holder is not an “affiliate,” as defined under Rule 405 of the Securities Act, of ours, or if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the holder is not a broker-dealer, such holder will be required to represent that it is not engaged in, and does not intend to engage in, a distribution of New Class A Notes. If such holder is a broker-dealer that will receive New Class A Notes for its own account in exchange for Old Class A Notes that were acquired as a result of market-making or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Class A Notes. Each holder also will represent that it is not acting on behalf of any person who could not truthfully make the foregoing representations.

     Notwithstanding any other term of the Exchange Offer, we will not be required to accept for exchange, or exchange New Class A Notes for, any Old Class A Notes not previously accepted for exchange, and we may terminate or amend the Exchange Offer before the acceptance of such Old Class A Notes, if: (i) any action or proceeding is instituted or threatened in any court or by or before an governmental agency with respect to the Exchange Offer that, in our judgement, might materially impair our ability to proceed with the Exchange Offer or (ii) any law, statute or regulation is proposed, adopted or enacted, or any existing laws, statute, rule or regulation is interpreted by the staff of the Commission or a court of competent jurisdiction in a manner that, in our judgement, might materially impair our ability to proceed with the Exchange Offer. In addition, we have no obligation to, and will not knowingly, permit acceptance of tenders of Old Class A Notes from our affiliates (within the meaning of Rule 405 under the Securities Act) or from any other holder or holders who are not eligible to participate in the Exchange Offer under applicable law or interpretations thereof by the Commission, or if the New Class A Notes to be received by such holder or holders of Old Class A Notes in the Exchange Offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the “blue sky” or securities laws of substantially all of the states of the United States.

Exchange Agent

     U.S. Bank Trust National Association, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

U.S. Bank Trust National Association
60 Livingston Avenue
Attention: Specialized Finance
EP-MN-WS-2N
St. Paul, Minnesota 55107
Facsimile Transmission:
(651) 495-8158
Confirm by Telephone:
(800) 934-6802

     U.S. Bank Trust National Association also serves as Trustee under the Indenture relating to the Notes.

Fees and Expenses

     We will pay the expenses of soliciting tenders pursuant to the Exchange Offer. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection with its services. We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Class A Notes, and in handling or forwarding tenders for exchange.

     We will pay the expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses. We will pay all transfer taxes, if any, applicable to the exchange of Old Class A Notes pursuant to the Exchange Offer. If, however, Certificates representing New Class A Notes or Old Class A Notes for amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Class A Notes tendered, or if tendered Old Class A Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Class A Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

     The New Class A Notes will be recorded at the same carrying value as the Old Class A Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer. The expenses of the Exchange Offer will be amortized by us over the term of the New Class A Notes.

Regulatory Requirements

     Following the effectiveness of the Registration Statement covering the Exchange Offer, no material federal or state regulatory requirement must be complied with in connection with this Exchange Offer.

THE COMPANY

     American Airlines, Inc., the principal subsidiary of AMR Corporation, was founded in 1934. On April 9, 2001, American (through a wholly owned subsidiary, TWA Airlines LLC (“TWA LLC”)) purchased substantially all of the assets and assumed certain liabilities of Trans World Airlines, Inc. (“TWA”), the eighth largest U.S. carrier. American, including TWA LLC, is the largest scheduled passenger airline in the world. At the end of 2003, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and the Pacific. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system. The postal address for both American’s and AMR’s principal executive offices is P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616 (Telephone: 817-963-1234). American’s Internet address is http://www.aa.com. Information on American’s website is not incorporated into this Prospectus and is not a part of this Prospectus.

USE OF PROCEEDS

     There will be no cash proceeds to American as a result of the issuance of New Class A Notes pursuant to the Exchange Offer. The proceeds from the sale of the Old Class A Notes were used by American for general corporate purposes.

DESCRIPTION OF THE NOTES

     The following summary describes the material terms of the Notes. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Class A Notes, the Indenture, the Security Agreement and the other Collateral Agreements, the Collateral Maintenance Agreement (collectively, the “Operative Documents”) and the Class B Notes. The Operative Documents have been filed as exhibits to the Registration Statement. Copies are available as set forth under “Where You Can Find More Information.” The references to Sections in parentheses in the following summary are to the relevant Sections of the Indenture unless otherwise indicated.

General

     The American Airlines, Inc. 7.25% Class A Secured Notes due 2009 (the “Old Class A Notes”) and the American Airlines, Inc. 9.00% Class B Secured Notes due 2009 (the “Class B Notes”) were issued on February 6, 2004 (the “Issuance Date”) under an Indenture (the “Indenture”) among American, U.S. Bank Trust National Association, as trustee (the “Trustee”), and the Liquidity Provider.

     The New Class A Notes will be issued pursuant to the Indenture. The forms and terms of the New Class A Notes are the same in all material respects as the form and terms of the Old Class A Notes, except that:

•	we registered the New Class A Notes under the Securities Act so their transfer is not restricted like the Old Class A Notes;

•	the New Class A Notes will not contain provisions relating to interest rate increases; and

•	the New Class A Notes will be available only in book-entry form

•	the New Class A Notes will bear a different CUSIP number from the Old Class A Notes.

     New Class A Notes will be issued in fully registered form only, without coupons, and will be subject to the provisions described below under “—Book-Entry Registration: Delivery and Form.” New Class A Notes will be issued only in minimum denominations of $1,000 and integral multiples thereof, except that one Class A Note may be issued in a different denomination. (Section 2.1)

     American may elect to issue additional notes under the Indenture (the “Class C Notes”) that are subordinated in right of distributions under the Indenture to the Class A Notes and the Class B Notes. American will not issue any Class C Notes prior to the consummation of this Exchange Offer. The Indenture provides that the ability of American to issue any Class C Notes is contingent upon its obtaining written confirmation from each Rating Agency that the issuance of such Class C Notes would not result in a withdrawal or downgrading of the rating by such Rating Agency of any rated class of Notes. The Old Class A Notes, New Class A Notes, when issued, Class B Notes, and, if issued, Class C Notes, are referred to in this Prospectus collectively as the “Notes.”

     The Notes are secured by a lien on the Collateral. The Notes are full recourse obligations of American. The Indenture provides for the following subordination provisions applicable to the Notes:

•	Class A Notes rank senior in right of distributions under the Indenture to other Notes;

•	Class B Notes rank junior in right of distributions to the Class A Notes and, if Class C Notes are issued, will rank senior in right of distributions to the Class C Notes; and

•	if Class C Notes are issued, they will rank junior in right of distributions to the Class A Notes and Class B Notes.

     On the Issuance Date, the Trustee, for the benefit of the holders of the Class A Notes (the “Class A Noteholders”), entered into the Liquidity Facility and the fee letter with respect thereto (such documents collectively, the “Support Documents”). (Section 3.11)

Payments of Principal and Interest

     The New Class A Notes will be limited to an aggregate principal amount of $180,457,000. Subject to the provisions of the Indenture, the entire principal amount of the New Class A Notes is scheduled to be paid to the Class A Noteholders on the Final Scheduled Payment Date.

     The Class B Notes were issued in the aggregate principal amount of $42,031,000. Following a Refunding, new Class B notes may be issued with a different principal amount. See “— Possible Refunding of Class B Notes and Class C Notes.” Subject to the provisions of the Indenture, the entire principal amount of the initial Class B Notes is scheduled to be paid to the holders of the Class B Notes (the “Class B Noteholders”) on the Final Scheduled Payment Date.

     The “Final Scheduled Payment Date” with respect to the Class A Notes and the initial Class B Notes is February 5, 2009. The “Final Legal Maturity Date” with respect to the Class A Notes is February 5, 2011.

     Interest will accrue on the unpaid principal amount of each New Class A Note at the fixed rate of 7.25% per annum. Accrued interest will be payable on February 5 and August 5 of each year (each date on which interest is due, an “Interest Payment Date”), commencing on August 5, 2004. Holders of record on the 15th day preceding the applicable Interest Payment Date will be paid such accrued interest. Interest on the New Class A Notes will accrue from the most recent date to which interest has been paid. Interest on the New Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date scheduled for a payment of principal, interest or Make-Whole Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business Day without additional interest. (Section 2.7)

     Interest accrues on the unpaid principal amount of each Class B Note at a fixed rate of 9.00% per annum; provided that the interest rate with respect to any new Class B notes that may be issued as described in “— Possible Refunding of Class B Notes and Class C Notes” may differ. Accrued interest on the Class B Notes is payable on each Interest Payment Date. Holders of record on the 15th day preceding the applicable Interest Payment Date will be paid such accrued interest. Interest on the Class B Notes accrues from the most recent date to which interest has been paid. Interest on the Class B Notes is calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date scheduled for a payment of principal, interest or Make-Whole Amount, if any, is not a Business Day, such payment will be made on the next succeeding Business Day without additional interest. (Section 2.7)

     Payments of interest on the Class A Notes are supported by a Liquidity Facility provided by the Liquidity Provider for the benefit of the holders of the Class A Notes. The Liquidity Facility will provide an amount sufficient to pay interest on the Class A Notes at the Stated Interest Rate on up to four successive Interest Payment Dates. The Liquidity Facility does not provide for drawings or payments thereunder to pay for principal of, or Make Whole Amount, if any, with respect to, the Class A Notes. See “Description of the Liquidity Facility.”

     The initial Class B Notes do not have the benefit of a liquidity facility. Any new Class B notes that may be issued may have the benefit of a liquidity facility, as described in “— Possible Refunding of Class B Notes and Class C Notes.”

     Regularly scheduled payments of interest and principal on the Notes will be made by the Trustee on the date scheduled for such payment under the Indenture or, if the money for purposes of such payment has not been deposited, in whole or in part, with the Trustee by American or the Liquidity Provider on such date, on the next Business Day on which some or all of the money has been deposited with the Trustee (a “Distribution Date”). However, if some or all of the money has not been deposited with the Trustee for purposes of making an interest payment on the Class A Notes within five days after the Interest Payment Date for such payment, American will be required to fix a special payment date and special record date for such payment and to give written notice to the Class A Noteholders of such special dates and the amount of defaulted interest to be paid.

Redemption

     The Class A Notes may be redeemed at any time in whole or in part (in any integral multiple of $1,000) by American at its sole option at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest on, and, subject to the exceptions described below, Make-Whole Amount, if any, with respect to, the redeemed Class A Notes to the date of redemption. Any Class A Notes redeemed in order to comply with a Maximum Collateral Ratio (but only with respect to the first $38,603,000 of aggregate principal amount of Class A Notes so redeemed since the Issuance Date), will be redeemed at the applicable redemption price (expressed as a percentage of the principal amount thereof) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date (but without any Make-Whole Amount), if redeemed during the twelve-month period ending on February 5 of the years indicated below:

Year	Percentage
2005	107.25%
2006	107.25%
2007	103.625%
2008	103.625%
2009	103.625%

     The Class B Notes may be redeemed at any time, in whole or in part (in any integral multiple of $1,000) by American at its sole option at a redemption price equal to the sum of 100% of the principal amount of, and accrued and unpaid interest on, and, subject to the exceptions described below, Make-Whole Amount, if any, with respect to, the redeemed Class B Notes to the date of redemption.

     “Make-Whole Amount” means, with respect to any Note, the amount (as determined by an investment bank of national standing selected by American), if any, by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Note computed by discounting each such payment on a semi-annual basis from its respective payment date under the Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, exceeds (b) the outstanding principal amount of such Note plus accrued but unpaid interest thereon to the redemption date. (Indenture, Appendix I)

     For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination with respect to any Note, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System, and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the date of determination of a Make-Whole Amount. The “date of determination” of a Make-Whole Amount generally will be the third Business Day prior to the applicable redemption date. (Indenture, Appendix I)

     “Average Life Date” means, for each Note to be redeemed, the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Note. “Remaining Weighted Average Life” of a Note, at the redemption date of such Note, means the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining installment of principal of such Note, including the payment due on the maturity date of such Note, by (ii) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such Note. (Indenture, Appendix I)

     Notwithstanding the foregoing, no Make-Whole Amount will be payable in connection with any redemption of Class A Notes (i) to comply with any Maximum Collateral Ratio requirement, as discussed under “— Collateral — Appraisals and Maintenance of Ratios” (but the redemption price for the first $38,603,000 of aggregate principal amount of Class A Notes so redeemed since the Issuance Date will be calculated as specified in the second sentence of the fifth preceding paragraph) or (ii) resulting from a Fleet Reduction, as discussed under “— Collateral — Fleet Reduction.” Notwithstanding the foregoing, no Make-Whole Amount will be payable in connection with any redemption of Class B Notes (i) to comply with any Maximum Collateral Ratio requirement, as discussed under “— Collateral — Appraisals and Maintenance of Ratios,” (ii) in connection with a Refunding as discussed under “—Possible Refunding of Class B Notes and Class C Notes,” or (iii) resulting from a Fleet Reduction, as discussed under “— Collateral — Fleet Reduction.”

     At least 15 days but not more than 60 days before any redemption date, the Trustee will send a notice of redemption to each Noteholder whose Notes are to be redeemed, identifying the Notes and the principal amount thereof to be redeemed. If less than all of the Notes of a class are to be redeemed, the Trustee will select the Notes of such class to be redeemed on either a pro rata basis or by lot or by any other equitable manner determined by the Trustee in its sole discretion. On the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption, unless American fails to make the redemption payment for such Notes. If the Trustee gives notice of redemption but American fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given. (Sections 4.3, 4.4 and 4.5)

Possible Refunding of Class B Notes and Class C Notes

     Under certain conditions, including those set forth below, American may elect to prepay all outstanding Class B Notes, all outstanding Class C Notes (if any), or both. The conditions to such a prepayment (a “Refunding”) include:

•	a written confirmation from each Rating Agency that the Refunding will not result in a withdrawal or downgrading (a “Ratings Confirmation”) of the rating by such Rating Agency of the Class A Notes then in effect;

•	no Liquidity Obligations shall be outstanding at the time of such Refunding, or provision shall have been made for the payment in full of any outstanding Liquidity Obligations from the proceeds of such Refunding;

•	issuance by American of new Class B notes and/or new Class C notes under the Indenture, and execution of amendments to the existing agreements and instruments relating to the Class B Notes and Class C Notes being prepaid. The new arrangements may be effected with changes, amendments, modifications and supplements to the Indenture and other relevant agreements and instruments that may be necessary or advisable to implement changes to the economic terms of the new Class B notes and new Class C notes and conforming and clarifying changes to reflect the Refunding transaction; and

•	sale of at least one class of new notes to persons unaffiliated with American.

The proceeds from the issuance and sale of such notes will be used to prepay, in whole or in part, the Class B Notes and/or Class C Notes (if any) held by affiliates of American.

The economic terms of any new class of notes may differ from the economic terms of the corresponding class of prepaid Class B Notes or Class C Notes insofar as:

•	the interest rates of all new notes of either or both classes may be changed (provided that the interest rate of all notes of a class shall be the same), and may provide for specified increases and decreases in the stated interest rate under stated circumstances or may provide for floating rate interest;

•	the principal amount of the new notes of either or both classes may be increased or decreased; provided that the principal amount of notes of a new class may not increase by more than 20% of the principal amount of the corresponding class of prepaid Class B Notes or Class C Notes;

•	the maturity date of all new notes of a class shall be the same and may be made earlier or later by not more than one year before or after the original maturity date of the prepaid Class B Notes or Class C Notes;

•	the terms of prepayment and the amount of premium on prepayment of either or both classes of new notes may be changed;

•	the definitions of “Class B Collateral Ratio” and “Maximum Class B Collateral Ratio,” and the Subordinated Note Provisions, may be changed; and

•	the rights of either or both classes of new notes with respect to amendments, supplements, waivers and modifications of the terms and provisions of the Operative Documents may be changed.

     American may arrange for a liquidity facility for new Class B notes that bear interest at a fixed rate, such liquidity facility to have substantially similar terms as the Liquidity Facility for the Class A Notes and the liquidity provider of such liquidity facility to have the same priority distribution rights as the Liquidity Provider for the Class A Notes to amounts distributable under the Indenture. American may not arrange for a liquidity facility for new Class B notes that bear interest at a floating rate or for new Class C notes. (Indenture, Exhibit D)

     If Class C Notes are prepaid in connection with a Refunding of Class B and Class C Notes and new Class C notes are purchased by persons affiliated with American, such new Class C notes may be prepaid as part of a subsequent Refunding in which additional new Class C notes are sold to persons unaffiliated with American. In lieu of prepaying both Class B Notes and Class C Notes as aforesaid, American will have the right to prepay only the Class B Notes, in which case the conditions described above will be applicable to a subsequent Refunding of the Class C Notes and the Ratings Confirmation in respect of such subsequent Refunding shall also apply to the new Class B notes. Each party to the Indenture will agree to cooperate with American at American’s reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Appropriate amendments to reflect the Refunding transactions described above may be made to the Indenture, the other Operative Documents and the Liquidity Facility, in each case, without the consent of any Noteholder or any liquidity provider that has provided a liquidity facility for any class of Notes not being refunded. (Indenture, Exhibit D)

Collateral

     The Notes are secured by a lien on certain aircraft and engine spare parts first placed in service after October 22, 1994, and owned by American including:

•	Rotables that are appropriate for installation on or use in: Boeing model 737-800 or 777-200 aircraft, or both, or on or in any engine or spare part utilized on any such aircraft, and in each case are not appropriate for installation on or use in any other model of aircraft currently operated by American or engine or spare part utilized on any such other model of aircraft, and

•	Expendables and Life Limited Parts that are appropriate for installation on or use in one or more of the following aircraft models: Boeing model 737-800, 757-200, 767-200, 767-300 or 777-200 aircraft or McDonnell Douglas model MD-80 aircraft, or on or in any engine or spare part utilized on any such aircraft

(the above parts collectively, “Qualified Spare Parts”), together with certain records relating to such spare parts, certain rights of American with respect to such spare parts and certain proceeds of the foregoing (collectively, the “Collateral”). The lien does not apply to a spare part for as long as such spare part is installed on or being used in any aircraft, engine or other spare part. In addition, the lien does not apply to a spare part that is not located at a Designated Location, to a spare part leased or loaned to another person, and in certain other circumstances. (Security Agreement, Section 2.1).

     American has deposited $39,517,000 with the Security Agent to be held as Cash Collateral.

     On the Issuance Date, American entered into a Security Agreement (the “Security Agreement” and, together with any other agreement under which American may grant a lien on Other Collateral for the benefit of the Noteholders, the “Collateral Agreements”) with the Trustee, acting as security agent (the “Security Agent” and, together with any collateral agent under any other Collateral Agreement, the “Collateral Agents”), providing for the grant of the lien on the Collateral. In addition, on the Issuance Date, American entered into a Collateral Maintenance Agreement (the “Collateral Maintenance Agreement”) with the Security Agent, providing for appraisal reports with respect to the spare parts included in the Collateral (the “Pledged Spare Parts”) and certain other requirements with respect to the Pledged Spare Parts. The following summarizes certain provisions of the Security Agreement and Collateral Maintenance Agreement relating to the Pledged Spare Parts.

     Appraisals and Maintenance of Ratios

     American is required to furnish to the Trustee, so long as the Notes of any class are outstanding, a quarterly appraisal report of an independent appraiser. Such reports are required to state such appraiser’s opinion of the fair market value of the Pledged Spare Parts, determined on the basis of a hypothetical sale negotiated in an arm’s length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions (the “Fair Market Value”). This appraisal will not apply to any cash or permitted investment securities (the “Cash Collateral”) then held as Collateral for the Notes, and such securities will be valued by the Security Agent in accordance with customary financial market practices. Such valuations will then be used to calculate the following:

•	the “Class A Collateral Ratio” which shall mean a percentage determined by dividing (i) the aggregate principal amount of the outstanding Class A Notes minus the amount of the Cash Collateral held by any Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts as set forth in such independent appraiser’s report and the value of the Other Collateral, as described below, excluding any Cash Collateral; and

•	the “Class B Collateral Ratio” which shall mean a percentage determined by dividing (i) the aggregate principal amount of the outstanding Class A Notes and Class B Notes minus the amount of the Cash Collateral held by any Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts as set forth in such independent appraiser’s report and the value of the Other Collateral, as described below, excluding any Cash Collateral.

     A quarterly calculation of the Class A Collateral Ratio and the Class B Collateral Ratio (together, the “Collateral Ratios”) will be set forth in a certificate of American; provided that if the independent appraiser fails to deliver its quarterly report to American within 30 days of the date specified therefor in the Collateral Maintenance Agreement, American will not be obligated to furnish the quarterly independent appraiser’s report or the accompanying certificate of American calculating the Collateral Ratios for that quarter and will use all reasonable efforts to engage another independent appraiser to provide the independent appraiser’s report for the next quarter. (Collateral Maintenance Agreement, Article II)

     If the Class A Collateral Ratio as so determined is greater than 54.0% (the “Maximum Class A Collateral Ratio”) or the Class B Collateral Ratio as so determined is greater than 70.0% (the “Maximum Class B Collateral Ratio” and together with the Maximum Class A Collateral Ratio, the “Maximum Collateral Ratios”), American will be required, within 50 days (or if such 50th day is not a Business Day, the next Business Day following such 50th day) after the date of American’s certificate calculating such Collateral Ratio to:

•	grant a security interest in property other than Qualified Spare Parts (“Other Collateral”) to secure the Notes for the benefit of the Noteholders (which Other Collateral thereafter will be included as “Collateral” for purposes of the Notes and the value thereof added to the fair market value of the Pledged Spare Parts for purposes of calculating the Collateral Ratios), but only if American shall have received written confirmation from each of Fitch, Moody’s, and Standard & Poor’s (or any successor thereto that is a nationally recognized rating agency then rating the Notes at American’s request) (each, a “Rating Agency”) that the use of such Other Collateral and the related Collateral Agreement to alter the Collateral Ratios will not result in a reduction of the rating for any Notes then rated below the then current rating for such Notes or a withdrawal or suspension of the rating of such Notes;

•	provide additional Cash Collateral to the Security Agent under the Security Agreement, provided that the aggregate amount of such Cash Collateral provided by American that may be applied to the calculation of the Collateral Ratios at any time may not exceed $50,000,000;

•	deliver Notes to the Trustee for cancellation;

•	redeem some or all of the Notes; or

•	any combination of the foregoing;

such that each Collateral Ratio, as recalculated giving effect to such action (but otherwise using the information in the applicable American certificate calculating such Collateral Ratios), would not be greater than the applicable Maximum Collateral Ratio. (Collateral Maintenance Agreement, Section 3.1(a))

     Notwithstanding the foregoing, the provisions with respect to the Class B Collateral Ratio and the Maximum Class B Collateral Ratio described herein will not be applicable so long as all of the Class B Notes are held by an American Entity.

     With respect to any redemption of Notes that American elects to make pursuant to the foregoing: (i) if the Class A Collateral Ratio exceeds the Maximum Class A Collateral Ratio but the Class B Collateral Ratio is less than or equal to the Maximum Class B Collateral Ratio, then American will redeem Class A Notes such that the recalculated Class A Collateral Ratio after giving effect to such redemption of Class A Notes and other actions taken (other than any redemption of Class B Notes) would be equal to the Maximum Class A Collateral Ratio (or less than the Maximum Class A Collateral Ratio to the extent necessary to comply with minimum denomination requirements for redemptions in the Indenture); (ii) if the Class B Collateral Ratio exceeds the Maximum Class B Collateral Ratio but the Class A Collateral Ratio is less than or equal to the Maximum Class A Collateral Ratio, then American will redeem Class B Notes such that the recalculated Class B Collateral Ratio after giving effect to such redemption of Class B Notes and other actions taken (other than any redemption of Class A Notes) would be equal to the Maximum Class B Collateral Ratio (or less than the Maximum Class B Collateral Ratio to the extent necessary to comply with minimum denomination requirements for redemptions in the Indenture); and (iii) if the Class A Collateral Ratio exceeds the Maximum Class A Collateral Ratio and the Class B Collateral Ratio exceeds the Maximum Class B Collateral Ratio, then American (x) first will redeem Class A Notes such that the recalculated Class A Collateral Ratio after giving effect to such redemption of Class A Notes and other actions taken (other than any redemption of Class B Notes) would be equal to the Maximum Class A Collateral Ratio (or less than the Maximum Class A Collateral Ratio to the extent necessary to comply with minimum denomination requirements for redemptions in the Indenture), and (y) if the recalculated Class B Collateral Ratio after giving effect to such redemption of Class A Notes and other actions taken would exceed the Maximum Class B Collateral Ratio, American will redeem Class B Notes such that the recalculated Class B Collateral Ratio after giving effect to such redemption of Class B Notes and other actions taken (including the redemption of Class A Notes described in clause (x)) would be equal to the Maximum Class B Collateral Ratio (or less than the Maximum Class B Collateral Ratio to the extent necessary to comply with minimum denomination requirements for redemptions in the Indenture). (Collateral Maintenance Agreement, Section 3.1(d))

     For any redemption of Notes by American pursuant to the foregoing, except as provided in the second sentence of the first paragraph of “— Redemption,” the redemption price will be the principal amount of the Notes being redeemed, together with accrued and unpaid interest, but without any Make-Whole Amount. Any such redemption will be effected as described in the last paragraph of “— Redemption.”

     If at any time Cash Collateral is on deposit with the Security Agent to comply with a Maximum Collateral Ratio, American may withdraw any portion of such Cash Collateral only to the extent that American is subsequently able to satisfy a Maximum Collateral Ratio without consideration of the portion of such Cash Collateral so withdrawn, provided that at such time no Event of Default shall have occurred and be continuing. (Security Agreement, Section 7.3(b))

     American is required to furnish to the Trustee a quarterly report providing certain information regarding the quantity of Pledged Spare Parts included in the Collateral and compliance with certain requirements of the Collateral Maintenance Agreement. (Collateral Maintenance Agreement, Sections 2.2 and 2.3)

     Fleet Reduction

     On the Issuance Date, American’s in-service fleet included 77 Boeing model 737-800 aircraft and 45 Boeing model 777-200 aircraft (each such number, the “Original Number of Aircraft”). The Collateral Maintenance Agreement requires that the outstanding principal amount of Class A Notes and Class B Notes be reduced if the total number of Boeing model 737-800 aircraft falls below 50 aircraft or Boeing model 777-200 aircraft falls below 30 aircraft (other than due to restrictions on operating such aircraft imposed by the Federal Aviation Administration (the “FAA”) or any other U.S. Government agency). As of August 27, 2004, American’s in-service fleet included 77 Boeing Model 737-800 aircraft and 45 Boeing model 777-200 aircraft.

     If American’s in-service fleet for one of these aircraft models is a number that is below the minimum number specified above for such model for each day of a period of 60 consecutive days (a “Fleet Reduction”), then within 90 days after the last day of such 60-day period, American must redeem Class A Notes or deliver Class A Notes to the Trustee for cancellation (or a combination thereof) in an amount equal to the percentage (the “Redemption Percentage”) of the outstanding principal amount of Class A Notes determined by multiplying (i) the fraction with (x) the Original Number of Aircraft of such model minus the number of aircraft of such model on such last day (the “Reduced Number of Aircraft”) as the numerator and (y) the Original Number of Aircraft of such model as the denominator by (ii) the fraction with (x) the aggregate Fair Market Value of the Pledged Spare Parts reported in the most recently delivered independent appraiser’s report that are appropriate for installation on, or use in, only the aircraft of such aircraft model, or the engines or spare parts utilized only on such aircraft model, as the numerator and (y) the aggregate Fair Market Value of all of the Pledged Spare Parts reported in the most recently delivered independent appraiser’s report as the denominator (or American must redeem or deliver for cancellation a greater principal amount of Class A Notes to the extent necessary to comply with the minimum denomination requirements for redemptions provided in the Indenture). In addition, American must redeem Class B Notes or deliver Class B Notes to the Trustee for cancellation (or a combination thereof) in an amount equal to the Redemption Percentage of the outstanding principal amount of Class B Notes (or American must redeem or deliver for cancellation a greater principal amount of Class B Notes to the extent necessary to comply with the minimum denomination requirements for redemptions provided in the Indenture). Further reductions in American’s in-service fleet with respect to such aircraft model will, under certain circumstances, result in subsequent proportional redemptions of Notes. (Collateral Maintenance Agreement, Section 3.3)

     For any redemption of Notes by American pursuant to the foregoing, the redemption price will be the principal amount of the Notes being redeemed, together with accrued and unpaid interest, but without any Make-Whole Amount. Any such redemption will be effected as described in the last paragraph of “— Redemption.”

     Liens

     American is required to maintain the Pledged Spare Parts free of any liens, other than the rights of the Trustee, any Collateral Agent, the Liquidity Provider, the Noteholders and American arising under the Indenture, the other Operative Documents or Support Documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or payable or being contested in good faith by appropriate proceedings, provided that such liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the applicable Pledged Spare Parts or the interest of any Collateral Agent therein or impair the lien of any Collateral Agreement; (ii) materialmen’s, mechanics’, warehousemens’, employees’ and other similar liens arising in the ordinary course of business that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings, provided that such liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the applicable Pledged Spare Parts or the interest of any Collateral Agent therein or impair the lien of any Collateral Agreement; (iii) judgment liens so long as such judgment is discharged, vacated or reversed within 60 days after the entry thereof, or with respect to which there shall have been secured a stay of execution pending appeal or other judicial review and such judgment or award shall have been discharged, vacated or reversed within 60 days, after the expiration of such stay, so long as during any such 60-day period such liens or such judicial proceedings do not involve any material risk of sale, forfeiture, or loss of the applicable Pledged Spare Parts or the interest of any Collateral Agent therein or impair the lien of any Collateral Agreement; (iv) purchase money security interest liens held by a vendor for goods purchased from such vendor by American in the ordinary course of business and for which American pays such vendor within 60 days of such purchase; provided that in each case such liens do not involve any material risk of the sale, forfeiture, or loss of the applicable Pledged Spare Parts or the interest of any Collateral Agent therein or materially impair the lien of any Collateral Agreement and that the aggregate System Value of Pledged Spare Parts subject to such liens at any time does not exceed $5,000,000; (v) any other lien as to which American has provided a bond or other security adequate in the reasonable opinion of the Security Agent; and (vi) salvage or similar rights of insurers under insurance policies maintained by American. (Collateral Maintenance Agreement, Section 3.4) “System Value” means, with respect to any Pledged Spare Part as of any date, the system average unit price of such Pledged Spare Part as of such date as set forth in American’s equipment inventory tracking system.

     Maintenance

     American is required to maintain the Pledged Spare Parts in good working order and condition, excluding (i) Pledged Spare Parts that have become worn out, unfit for use, not reasonably repairable or obsolete (operationally, economically, or otherwise), (ii) Pledged Spare Parts that are not required for American’s normal operations and (iii) Expendables that have been consumed or used in American’s operations. In addition, American must maintain all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of the Pledged Spare Parts. (Collateral Maintenance Agreement, Section 3.5)

     Use and Possession

     American has the right to deal with the Pledged Spare Parts in any manner consistent with its ordinary course of business. This includes the unlimited right in the ordinary course of business to install on, or use in, any aircraft, engine or spare part leased to or owned by American any Pledged Spare Part, free from the lien of the Security Agreement. (Security Agreement, Section 4.2(a))

     American may not sell, lease, transfer or relinquish possession of any Pledged Spare Part without the prior written consent of the Security Agent, except as permitted by the Security Agreement or the Collateral Maintenance Agreement. So long as no Event of Default has occurred and is continuing, American may sell, transfer or dispose of Pledged Spare Parts free from the Lien of the Security Agreement. (Security Agreement, Section 4.3(a)) However, as of any date during the quarterly periods specified in the Collateral Maintenance Agreement:

(x) the aggregate System Value of all Pledged Spare Parts sold, transferred or disposed of (with certain exceptions) (i) previously during such period may not exceed 4% of the aggregate System Value of the Pledged Spare Parts in the Collateral as of such date and (ii) during the period from the beginning of the current calendar year to the date of determination may not exceed 8% of the aggregate System Value of the Pledged Spare Parts in the Collateral as of such date,

(y) the aggregate System Value of all Pledged Spare Parts then subject to leases or loans may not exceed 2% of the aggregate System Value of the Pledged Spare Parts in the Collateral as of such date or

(z) the aggregate System Value of all Pledged Spare Parts previously during such period moved from a Designated Location to a location that is not a Designated Location (with certain exceptions), net of the aggregate System Value of all Pledged Spare Parts moved from a location that is not a Designated Location to a Designated Location during such period, may not exceed 4% of the aggregate System Value of the Pledged Spare Parts in the Collateral as of such date.

Such restrictions may be waived by the Security Agent (at the direction of the Controlling Party), provided that if any Class B Notes are not then held by an American Entity, after giving effect to a transaction permitted as a result of such waiver the Class B Collateral Ratio (as recalculated giving effect to such transaction but otherwise using the information most recently used to determine such ratio) would be less than or equal to the Maximum Class B Collateral Ratio. (Collateral Maintenance Agreement, Section 3.2)

     American may, in the ordinary course of business, transfer possession of any Pledged Spare Part to the manufacturer thereof or any other person for testing, service, overhaul, repairs, maintenance, refurbishing, alterations or modifications or to any person for the purpose of transport to any of the foregoing. In addition, American may dismantle any Pledged Spare Part that has become worn out or obsolete (operationally, economically, or otherwise) or unfit for use and may sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, free from the lien of the Security Agreement. American also may subject any Pledged Spare Part to a pooling, exchange, interchange, borrowing, or maintenance servicing agreement or arrangement customary in the airline industry and entered into in the ordinary course of business; provided, however, that if American’s title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a sale with respect to such Pledged Spare Part. (Collateral Maintenance Agreement, Section 3.6(a))

     So long as no Event of Default shall have occurred and be continuing, American may enter into a lease or loan with respect to any Pledged Spare Part with any person. Any such leased or loaned spare part will be subject to the limitation described in clause (y) of the second preceding paragraph, but will not be subject to the lien of the Security Agreement. (Collateral Maintenance Agreement, Section 3.6(b))

     Designated Locations

     American is required to keep the Pledged Spare Parts at one or more of the designated locations specified in the Security Agreement or added from time to time by American in accordance with the Security Agreement (the “Designated Locations”), except as otherwise permitted under the Security Agreement and the Collateral Maintenance Agreement. (Security Agreement, Section 4.2(b)) Each quarter, American shall add as a new Designated Location any location in the United States owned or leased by American where American holds Qualified Spare Parts (other than any location with Qualified Spare Parts that have an immaterial aggregate value). (Collateral Maintenance Agreement, Section 3.9) American will be entitled to hold Qualified Spare Parts at locations, including locations outside the United States, other than Designated Locations. The lien of the Security Agreement will not apply to any spare part not located at a Designated Location.

     Insurance

     Subject to certain exceptions, American is required to maintain insurance covering physical damage to the Pledged Spare Parts, at all times in an amount not less than 110% of the aggregate outstanding principal balance of the Notes (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amounts payable under such insurance may be less than such amounts payable with respect to the Notes.

     Insurance proceeds resulting from an Event of Loss with respect to any Pledged Spare Parts that are in excess of $2,000,000 and up to the Debt Balance will be payable to the Security Agent, and such insurance proceeds up to $2,000,000 and in excess of the Debt Balance as well as any insurance proceeds for loss or damage to the Pledged Spare Parts not constituting an Event of Loss will be payable to American so long as no Payment Default, American Bankruptcy Event or Event of Default has occurred and is continuing. For these purposes, “Event of Loss” means, with respect to any Pledged Spare Part, (i) the loss of any of the Pledged Spare Parts or of the use of any Pledged Spare Parts due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Pledged Spare Parts in the American’s operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such Pledged Spare Parts on the basis of an actual or constructive total loss; or (iii) the loss of possession of any of the Pledged Spare Parts by American for 90 consecutive days as a result of the theft or disappearance of such Pledged Spare Parts. Any such insurance proceeds held by the Security Agent will be disbursed to American or its designee to reimburse American or to pay for the purchase of additional Qualified Spare Parts after the occurrence of such Event of Loss. In addition, such proceeds will be disbursed to American to the extent it would not cause the Class A Collateral Ratio or the Class B Collateral Ratio, as determined in a subsequent certificate of American calculating such Collateral Ratios, to exceed the Maximum Collateral Ratio or the Maximum Class B Collateral Ratio.

     American is also required to maintain liability insurance (including bodily injury, personal injury, and property damage liability, exclusive of manufacturer’s product liability insurance) and contractual liability insurance with respect to the Pledged Spare Parts. Such liability insurance must be underwritten by insurers of recognized responsibility. The amount of such liability insurance coverage may not be less than the amount of liability coverage from time to time applicable to similar spare parts on which American carries insurance.

     In the case of insurance covering physical damage to the Pledged Spare Parts, American may self-insure the risks required to be insured against as described above, but the amount of such self-insurance in the aggregate may not exceed an amount consistent with normal industry practice. In the case of liability insurance, American may self-insure the risks required to be insured against as described above, but the amount of such self-insurance in the aggregate may not exceed for any 12-month policy year 1% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which American carries insurance, unless an insurance broker of national standing certifies that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case American may self-insure to such higher level. In addition, American may self-insure to the extent of (i) any applicable deductible per occurrence that is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling, or (ii) any applicable mandatory minimum deductibles (per annum or other period) or other insurance deductibles imposed by the liability or property insurers.

Events of Default

     Each of the following shall constitute an “Event of Default” with respect to the Notes:

•	failure by American to pay principal of, interest on, or Make-Whole Amount, if any, with respect to, any Note when due, and such failure shall remain unremedied for more than 15 days (it being understood that any amount paid to the Class A Noteholders in respect of the foregoing from funds provided by the Liquidity Provider or the Cash Collateral Account shall not be deemed to cure such Default) (such failure, without giving effect to any such notice or grace period, a “Payment Default”);

•	failure by American to pay any other amount payable by it to the Noteholders under the Indenture or any other Operative Document when due, and such failure shall continue for more than 30 days after American has received written notice from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes of the failure to make such payment when due;

•	failure by American to achieve compliance with a Maximum Collateral Ratio within the time period specified for such compliance in “— Collateral — Appraisals and Maintenance of Ratios,” or failure by American to comply with its obligations with respect to a Fleet Reduction as described in “— Collateral — Fleet Reduction” within the time period specified therein;

•	failure by American to carry and maintain insurance on or with respect to the Pledged Spare Parts in accordance with the Collateral Maintenance Agreement and such failure shall continue for a period of 60 days after receipt by the Trustee of the notice of cancellation or lapse;

•	the failure by American on two consecutive occasions to deliver to the Trustee the independent appraiser’s report and American’s certificate calculating the Collateral Ratios within 30 days of the respective dates required for such delivery specified in the Collateral Maintenance Agreement;

•	failure by American to observe or perform (or cause to be observed and performed) in any material respect any other covenant, agreement or obligation set forth in the Indenture or in any other Operative Document, and such failure shall continue for a period of 60 days after American receives written notice thereof from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes; provided that, if such failure is capable of being remedied, no such failure will constitute an Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such failure;

•	any representation or warranty made by American in the Indenture or any Operative Document (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the Trustee) for more than 60 days after the date of written notice from the Trustee or the holders of at least 25% of the principal amount of the outstanding Notes to American; provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Indenture Event of Default for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such incorrectness; and

•	the occurrence of certain events of bankruptcy, reorganization or insolvency of American (each, an “American Bankruptcy Event”). (Section 7.1)

     If an event occurs and is continuing which is, or after notice or passage of time, or both, would be an Event of Default (a “Default”) and if such Default is known to the Trustee, the Trustee shall mail to each Noteholder and the Liquidity Provider a notice of the Default within 90 days after the occurrence thereof except as otherwise permitted by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Except in the case of a Payment Default, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Noteholders. (Section 8.5)

Remedies

     If an Event of Default (other than an American Bankruptcy Event) occurs and is continuing, the Trustee may, and upon the written instruction of the Controlling Party, the Trustee shall, declare by notice to American, all unpaid principal of, and accrued but unpaid interest on, the outstanding Notes and other amounts otherwise payable under the Indenture, if any, to be due and payable immediately (without Make-Whole Amount). If an American Bankruptcy Event occurs, such amounts shall be due and payable without any declaration or other act on the part of the Trustee, the Controlling Party or any Noteholder. (Section 7.2)

     The Controlling Party by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the non-payment as to the Notes of the principal of, and interest on, and other amounts otherwise payable under the Indenture, if any, which have become due solely by such declaration of acceleration, have been cured or waived, (b) to the extent the payment of such interest is permitted by law, interest on overdue installments of interest and on overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and (d) all payments due to the Trustee and any predecessor Trustee have been made. No such rescission shall affect any subsequent default or impair any right arising from any subsequent default. (Section 7.2)

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, and interest on, the Notes or other amounts otherwise payable under the Indenture, if any, or to enforce the performance of any provision of the Notes or the Indenture, including instituting proceedings and exercising and enforcing, or directing exercise and enforcement of, all rights and remedies of the Trustee and any Collateral Agent under the Operative Documents and directing any Collateral Agent to deposit with the Trustee all cash or investment securities held by such Collateral Agent. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. (Section 7.3)

     The Controlling Party by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default or Event of Default (i) in the payment of principal of, interest on, or Make-Whole Amount, if any, with respect to, any Note that has not been paid to the Noteholder from funds provided by the Liquidity Provider or the Cash Collateral Account, (ii) in respect of a covenant or provision of the Indenture that cannot be amended or supplemented without the consent of the Liquidity Provider and the holders of each Note affected or (iii) in respect of any Subordinated Note Provision which cannot be amended or supplemented without the consent of the holders of a majority in principal amount of Class B Notes. See “— Modifications and Waiver of the Indenture and Certain Other Agreements.” When a Default or Event of Default is waived, it is cured and ceases, and American, the Liquidity Provider, the Noteholders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. (Section 7.4)

     No holder of a Note may institute any remedy with respect to the Indenture or the Notes unless such holder has previously given to the Trustee written notice of a continuing Event of Default, the holders of 25% or more of the principal amount of a class of Notes then outstanding have requested in writing that the Trustee pursue the remedy, such holder has offered the Trustee indemnity against any loss, liability and expense satisfactory to the Trustee, the Trustee has failed so to act for 60 days after receipt of the same, during such 60-day period the Controlling Party has not given the Trustee a direction inconsistent with the request and, in the case of a Class B Noteholder, the principal of, interest on, and Make-Whole Amount, if any, and all other amounts payable under the Indenture with respect to the Class A Notes have been paid in full. (Section 7.7) Notwithstanding the foregoing, the right of any Noteholder to receive payment when due of principal, interest and Make-Whole Amount, if any, or to bring suit for the enforcement of any such payment, shall not be impaired or affected without the consent of such Noteholder. (Section 7.8)

     The Controlling Party may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral Agent, subject, in the case of any actions based on the status of the Trustee as Collateral Agent, to any limitations otherwise expressly provided for in the Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction or authorization that conflicts with law or the Indenture or that the Trustee determines may subject the Trustee to personal liability. In addition, the Trustee may refuse to follow any direction or authorization that the Trustee determines may be unduly prejudicial to the rights of another Noteholder. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization. (Section 7.5)

     The Controlling Party shall not direct the Trustee or any Collateral Agent to sell or otherwise dispose of any Collateral unless all unpaid principal of, and accrued but unpaid interest on, the outstanding Notes and other amounts otherwise payable under the Indenture, if any, shall be declared or otherwise become due and payable immediately. (Section 7.5)

     In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.

     “Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

     As a condition to the initial issuance of the Notes, American’s General Counsel provided his opinion to the Trustee that the Security Agent, as agent for the Trustee, will be entitled to the benefits of Section 1110 with respect to the Pledged Spare Parts subject to the lien of the Security Agreement. The opinion of American’s General Counsel did not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of any Pledged Spare Parts if they are leased from American.

     So long as any Notes are outstanding, during the nine months after the earlier of (i) the acceleration of the Notes or (ii) the occurrence and continuation of an American Bankruptcy Event, without the consent of the holders of a majority of principal amount of Class B Notes (except that no consent of the holders of the Class B Notes shall be required if all of the Class B Notes are owned by American Entities) and the holders of a majority of principal amount of Class C Notes (except that no consent of the holders of the Class C Notes shall be required if all of the Class C Notes are owned by American Entities), no Pledged Spare Parts or Other Collateral may be sold if the proceeds from such sale would be less than the Minimum Sale Price. “Minimum Sale Price” means, with respect to any Pledged Spare Part or Other Collateral, the lesser of (i) 75% of the Fair Market Value of such Pledged Spare Parts or Other Collateral and (ii) the aggregate outstanding principal amount of the Notes (disregarding the Notes of any class if all of the Notes of such class are held or beneficially owned by American Entities), plus accrued and unpaid interest thereon. The Trustee is required to give American, the Class A Noteholders, the Class B Noteholders and, if Class C Notes are issued, the holders of the Class C Notes (the “Class C Noteholders”) at least 30 days’ prior written notice of its intention to sell or lease all or any portion of the Collateral. (Section 7.15)

     In certain circumstances following the bankruptcy or insolvency of American where the obligations of American under the Notes and the Indenture exceed the value of the Collateral under the Indenture, post-petition interest will not accrue on the Notes. In addition, to the extent that distributions are made to any Noteholders, whether under the Indenture or from drawings on the Liquidity Facilities, in respect of amounts that would have been funded by post-petition interest payments on such Notes had such payments been made, there would be a shortfall between the claim allowable against American on such Notes after the disposition of the Collateral securing such Notes and the remaining balance of the Notes. Such shortfall would first reduce some or all of the remaining claim against American available to the most junior class of Noteholders.

Controlling Party

     Whether before or after the occurrence of an Event of Default, the Trustee and the Collateral Agents will be directed by the Controlling Party in taking action under the Indenture and other agreements relating to the Notes, including in amending such agreements and granting waivers thereunder. However, certain limited provisions with respect to the Collateral as they relate to the Class B Notes and the Class C Notes, if any, cannot be amended or waived without the consent of the holders of a majority of the outstanding principal amount of the Class B Notes and the Class C Notes, if any, respectively, and certain other limited provisions cannot be amended or waived without the consent of each Noteholder affected thereby. Except for those limited provisions which are described in “— Modifications and Waiver of the Indenture and Certain Other Agreements,” the provisions of the Indenture, the Security Agreement and the other Operative Documents may be amended or waived by the Controlling Party without the consent of the Noteholders. If an Event of Default has occurred and is continuing, the Controlling Party will direct the Trustee and the Security Agent in exercising remedies under the Indenture and under the Security Agreement, subject to the limitations described herein. (Section 3.8(a))

     The “Controlling Party” will be:

•	the holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then outstanding or, if the Class A Notes have been paid in full, of the Class B Notes then outstanding or, if the Class A Notes and the Class B Notes have been paid in full, of the Class C Notes, if any have been issued, then outstanding;

•	under the circumstances described in the next paragraph, a liquidity provider.

     At any time after the first Business Day which occurs after 24 months from the earliest to occur of (x) the date on which the entire available amount under the Liquidity Facility has been drawn (for any reason other than a

Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the Cash Collateral Account to pay interest on the Class A Notes or has been converted into a Final Drawing and remains unreimbursed and (z) the date on which all Class A Notes have been accelerated (provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which American is a debtor, any amounts payable in respect of Class A Notes which have become immediately due and payable by declaration or otherwise will not be considered accelerated for purposes of this clause (z) until the expiration of the 60-day period under Section 1110(a)(2)(A) of the Bankruptcy Code or such longer period (not to exceed an additional 75 days) as may apply under Section 1110(b) of the Bankruptcy Code), the Liquidity Provider (but not if it has defaulted in its obligation to make any advance under the Liquidity Facility) will have the right to become the Controlling Party. In the event there is more than one liquidity provider, the liquidity provider with the greater amount of unreimbursed obligations owing to it under its liquidity facility would have the right to become the Controlling Party.

Priority of Distributions

     On each Distribution Date, all amounts received by the Trustee in respect of the Notes will be promptly paid in the following order:

•	if an Event of Default shall have occurred and be continuing on such Distribution Date, to the Trustee, the Liquidity Provider and any Noteholder to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Trustee or to reimburse the Liquidity Provider or any Noteholder in respect of payments made to the Trustee in connection with the protection or realization of the value of the Collateral, in each case, pro rata;

•	to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

•	to the Liquidity Provider to the extent required to pay accrued and unpaid interest on the Liquidity Obligations;

•	(i) if applicable, to replenish the Cash Collateral Account up to the Required Amount (less the amount of repayments of Interest Drawings under the Liquidity Facility while clause (i)(x) is applicable), unless (x) the Class A Notes are Non-Performing and a Liquidity Event of Default has occurred and is continuing under the Liquidity Facility or (y) a Final Drawing has occurred under the Liquidity Facility; (ii) if the Liquidity Facility has become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under the Liquidity Facility have reduced the Maximum Available Commitment to zero, to deposit into the Cash Collateral Account an amount equal to the Required Amount (less the amount of repayments of Interest Drawings under the Liquidity Facility while the following clause (ii)(x) is applicable), unless (x) the Class A Notes are Non-Performing and a Liquidity Event of Default has occurred and is continuing under the Liquidity Facility or (y) a Final Drawing has occurred under the Liquidity Facility, or if neither clause (i) or (ii) of this bullet point is applicable, to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations (other than amounts payable pursuant to the two preceding bullet points);

•	to the Liquidity Provider (if, with respect to the Liquidity Facility, any amounts are distributed to replenish, or deposited in, the Cash Collateral Account as described in the preceding bullet point), an amount equal to the excess of (i) the aggregate outstanding amount of unreimbursed Drawings under the Liquidity Facility (whether or not then due) over (ii) the applicable Required Amount (less the amount of any repayments of Interest Drawings under the Liquidity Facility while clause (i)(x) or (ii)(x) of the preceding bullet point is applicable);

•	if an Event of Default shall have occurred and be continuing on such Distribution Date and at all times thereafter, to the Trustee or any Noteholder, to the extent required to pay certain fees, taxes, charges and other amounts payable, in each case, pro rata;

•	to the Class A Noteholders to the extent required to pay in full amounts due on such Distribution Date;

•	to the Class B Noteholders to the extent required to pay in full amounts due on the Class B Notes on such Distribution Date;

•	if the Class C Notes have been issued, to the Class C Noteholders to the extent required to pay in full amounts due on the Class C Notes on such Distribution Date;

•	to the Trustee for the payment of certain fees and expenses (other than amounts payable pursuant to the first and sixth clauses above); and

•	to the Company. (Section 3.2)

If there is a liquidity facility with respect to new Class B notes, the liquidity provider of such liquidity facility will have the same priority distribution rights as the Liquidity Provider for the Class A Notes to amounts distributable under the Indenture.

     “Liquidity Obligations” means the obligations to reimburse or to pay the Liquidity Provider all principal, interest, fees and other amounts owing to it under the Liquidity Facility or certain other agreements.

     “Liquidity Expenses” means all Liquidity Obligations other than any interest accrued thereon or the principal amount of any Drawing under the Liquidity Facility.

     “Non-Performing” means, with respect to any Note, a Payment Default existing thereunder (without giving effect to any acceleration); provided, that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which the Company is a debtor: (a) any Payment Default occurring before the date of the order of relief in such proceeding will not be taken into consideration during the 60-day period under Section 1110(a)(2)(A) (or such longer period (not to exceed an additional 75 days) as may apply under Section 1110(b) of the U.S. Bankruptcy Code (the “Section 1110 Period”); (b) any Payment Default occurring after the date of the order of relief in such proceeding will not be taken into consideration if (i) on or before the expiry of the Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code with respect to such Note, and (ii) such Payment Default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period; and (c) any Payment Default occurring after the Section 1110 Period will not be taken into consideration if (i) on or before the expiry of the Section 1110 Period American shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured before the end of the applicable grace period, if any, set forth in the Indenture.

     Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account will be distributed to the Trustee for payment to the Class A Noteholders, notwithstanding the priority of distributions set forth in the Indenture and otherwise described herein. All amounts on deposit in the Cash Collateral Account that are in excess of the Required Amount will be paid to the Liquidity Provider.

     If any Distribution Date is a Saturday, a Sunday, or other day (i) on which commercial banks are authorized or required by law to close in New York, New York, Fort Worth, Texas, or the city and state in which the Trustee is located or (ii) solely with respect to drawings under the Liquidity Facility, which is not a “Business Day” as defined in the Liquidity Facility (any other day being a “Business Day”), distributions scheduled to be made on such Distribution Date may be made on the next succeeding Business Day without additional interest.

Purchase Rights of Noteholders

     After the occurrence and during the continuation of an Event of Default, with ten days’ prior written notice to the Trustee and each Noteholder of the same class:

•	the Class B Noteholders (other than AMR Corporation, American, or any affiliate of AMR Corporation (each, an “American Entity”)) will have the right to purchase all, but not less than all, of the Class A Notes; and

•	if any Class C Notes are issued as described under “— General,” the Class C Noteholders (other than any American Entity) will have the right to purchase all, but not less than all, of the Class A Notes and the Class B Notes.

     In each case, the purchase price for a class of Notes will be equal to the outstanding principal amount of such Notes plus accrued and unpaid interest thereon to the date of purchase, without any Make-Whole Amount but including any other amounts then due and payable to the Noteholders of such class. Such purchase right may be exercised by any Noteholder of the class or classes entitled to such right. In each case, if prior to the end of the ten-day notice period, any other Noteholder of the same class notifies the purchasing Noteholder that the other Noteholder wants to participate in such purchase, then such other Noteholder may join with the purchasing Noteholder to purchase the Notes pro rata.

Modifications and Waiver of the Indenture and Certain Other Agreements

     American and the Trustee or the applicable Collateral Agent, as the case may be, may amend or supplement the Indenture, the Notes, and the other Operative Documents and, upon request of American and the agreement of the Liquidity Provider, the Trustee shall amend or supplement the Support Documents, in each case without notice to or the consent of the Noteholders or the Controlling Party:

•	to provide for bearer Notes of any class in addition to or in place of registered Notes of such class or to provide for the issuance of Notes in uncertificated form in addition to or in place of Notes in certificated form;

•	to evidence the succession of another entity to American and provide for the assumption by such entity of American’s obligations under the Indenture, the Notes, any other Operative Documents and the Support Documents in the case of a merger, consolidation or transfer of all or substantially all of the assets of American;

•	to add to the covenants of American for the benefit of holders of Notes or surrender any right or power conferred upon American in the Indenture, the Notes, any other Operative Document or any Support Document;

•	to comply with any requirements of the Commission or otherwise to the extent necessary in connection with, or to continue, the qualification of the Indenture or any other agreement under the Trust Indenture Act or under any similar U.S. federal statute or to add provisions permitted by the Trust Indenture Act;

•	to provide for a replacement Liquidity Provider or replacement Liquidity Facility;

•	to add to or change any of the provisions of the Indenture or the other Operative Documents as necessary or advisable to provide additional Collateral or to provide for the effectiveness of any additional Collateral Agreement or to obtain a Ratings Confirmation with respect thereto;

•	to comply with any requirement of the Commission or of any other regulatory body or with any applicable law, rules, or regulations of or relating to any exchange or quotation system on which any Notes are listed (or to facilitate any listing of any Notes on any exchange or quotation system);

•	to comply with any requirement of DTC, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes of any class relating to transfers and exchanges of the Notes of any class or beneficial interests therein;

•	to provide for any successor or additional Trustee or Collateral Agent with respect to the Notes of one or more classes or to add to or change any of the provisions of the Indenture as shall be necessary or advisable to provide for or facilitate the administration of the trusts under the Indenture by more than one Trustee or, as provided in the Indenture, to provide for multiple liquidity facilities for a class of Notes;

•	to modify, eliminate, or add to the provisions of the Indenture, the Notes, any other Operative Document or any Support Document to the extent necessary to provide for (a) the issuance of new Class B notes or new Class C notes as described in “— Possible Refunding of Class B Notes and Class C Notes,” including provision for a liquidity facility for the new Class B notes, or (b) the issuance of Class C Notes as described in “— General”;

•	to provide for the delivery of Notes or any supplement to the Indenture, the Notes, any other Operative Document or any Support Document in or by means of any computerized, electronic, or other medium, including computer diskette;

•	to provide for the guarantee by AMR Corporation or another entity of the Indenture, of one or more classes of Notes;

•	to correct or supplement the description of the Collateral;

•	to cure any ambiguity or correct any mistake, defect or inconsistency;

•	to make changes to the Fee Letter as shall have been requested by the Company, with the agreement of the Liquidity Provider; and

•	to make any other change not inconsistent with the Indenture provided that such action does not materially adversely affect the interests of any Noteholder. (Section 10.1)

     In addition, subject to certain limited exceptions described below, American and the Trustee and/or any applicable Collateral Agent, as the case may be, may otherwise amend or supplement the Indenture, the Notes and the other Operative Documents, in each case with the written consent of the Controlling Party, but without notice to or consent of the Liquidity Provider (except in certain cases) and without notice to or consent of any other Noteholders, and, upon request of American and the agreement of the Liquidity Provider, the Trustee shall amend or supplement the Liquidity Facility with the written consent of the holders of a majority of principal amount of Class A Notes but without notice to or consent of any other Noteholders.

     Whether before or after the occurrence of an Event of Default, the Controlling Party may authorize the Trustee or Security Agent to, and the Trustee or Security Agent, as applicable, upon such authorization shall, waive compliance by American with any provision of the Indenture, the Notes or the other Operative Documents (other than certain provisions in the Collateral Maintenance Agreement, including the Subordinated Note Provisions, as described below). However, no amendment, supplement or waiver of any provision in the Indenture, any Note or in the case of the last bullet-point, the Security Agreement may, without the consent of the Liquidity Provider and each Class A Noteholder affected:

•	reduce the amount of Class A Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or change the time for payment of interest on any Class A Note;

•	reduce the amount or change the time for payment of principal of, redemption price of, or Make-Whole Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Class A Note;

•	change the place of payment where, or the coin or currency in which any Class A Note (or the redemption price thereof), interest thereon or Make-Whole Amount, if any, with respect thereto, is payable;

•	change the priority of distributions and application of payments specified in the Indenture in a manner materially adverse to the holders of the Class A Notes;

•	impair the right of any Class A Noteholder to institute suit for the enforcement of any amount of principal or interest payable on any Class A Note when due;

•	waive a default in the payment of the principal of, interest on, or make whole amount, if any, with respect to any Class A Note that has not been paid from funds provided by the Liquidity Provider or the Cash Collateral Account; or

•	create any lien with respect to the Pledged Spare Parts prior to or pari passu with the lien of the Security Agreement except as permitted by the Security Agreement or by any other Operative Document or deprive the Security Agent of the benefit of the lien on the Pledged Spare Parts created by the Security Agreement except as permitted by the Security Agreement or by any other Operative Document. (Section 10.2)

     No such amendment, supplement or waiver may, without the consent of any liquidity provider for the Class B Notes and each Class B Noteholder affected:

•	reduce the amount of Class B Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or change the time for payment of interest on any Class B Note;

•	reduce the amount or change the time for payment of principal of, or Make-Whole Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Class B Note;

•	increase the principal amount of, or the rate of interest on, the Class A Notes;

•	change the place of payment where, or the coin or currency in which any Class B Note (or the redemption price thereof), interest thereon, or Make-Whole Amount, if any, with respect thereto, is payable;

•	waive a default in the payment of the principal of, interest on, or Make-Whole Amount, if any, with respect to, any Class B Note;

•	impair the right of any Class B Noteholder to institute suit for the enforcement of any amount of principal or interest payable on any Class B Note when due; or

•	change the priority of distributions and application of payments specified in the Indenture in a manner materially adverse to the holders of the Class B Notes;

provided that any amendment, supplement, or waiver with respect to the foregoing other than the immediately preceding bullet point will not require notice to or the consent of the Controlling Party, any Class A Holders, any Class C Holders or the Liquidity Provider. (Section 10.2)

     In addition, no such amendment, supplement or waiver may, without the consent of each Class C Noteholder (if any) affected:

•	reduce the amount of Class C Notes (if any) whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate or change the time for payment of interest on any Class C Note (if any);

•	reduce the amount or change the time for payment of principal of, or Make-Whole Amount, if any, with respect to (in each case, whether on redemption or otherwise), any Class C Note (if any);

•	increase the principal amount of, or the rate of interest on, the Class A Notes or Class B Notes;

•	change the place of payment where, or the coin or currency in which any Class C Note (if any) (or the redemption price thereof), interest thereon, or Make-Whole Amount, if any, with respect thereto, is payable;

•	waive a default in the payment of the principal of, interest on, or Make-Whole Amount, if any, with respect to, any Class C Note (if any);

•	impair the right of any Class C Noteholder (if any) to institute suit for the enforcement of any amount of principal or interest payable on any Class C Note (if any) when due; or

•	change the priority of distributions and application of payments specified in the Indenture in a manner materially adverse to the holders of the Class C Notes (if any), as applicable;

provided that any amendment, supplement, or waiver with respect to the foregoing other than the immediately preceding bullet point will not require notice to or the consent of the Controlling Party, any Class A Holders, any Class B Holders, or any liquidity provider. (Section 10.2)

     The provisions of the Indenture for determining who will be the Controlling Party, the covenant contained in Section 7.15 of the Indenture described in the second to last paragraph under “— Remedies,” the provisions described in “— Purchase Rights of Noteholders,” and the definitions of “Maximum Class B Collateral Ratio” and “Class B Collateral Ratio” cannot be amended without the consent of the holders of a majority in principal amount of the Class B Notes. The definition of “Event of Default” cannot be amended without the consent of the holders of a majority in principal amount of Class B Notes and the holders of a majority in principal amount of Class C Notes (if any). The requirement that the Class B Noteholders and the Class C Noteholders (if any) consent to an amendment to the definition of “Event of Default” does not affect the right of the Controlling Party to direct the Trustee to waive an Event of Default. See “— Remedies.”

     American and the Security Agent (as directed by the Controlling Party) can amend, modify or waive compliance with any provision of the Collateral Maintenance Agreement (including the provisions described under “— Appraisals and Maintenance of Ratios,” “— Fleet Reduction,” “— Liens,” “— Maintenance,” “— Insurance” and “— Use and Possession”) without the consent of the Liquidity Provider, any Collateral Agent or any other Noteholders, except for certain limited provisions. However, American and the Security Agent, with the consent of the holders of a majority in principal amount of the outstanding Class B Notes, but without the consent of the Controlling Party, the Liquidity Provider, any Collateral Agent or any other Noteholder, can amend, modify or waive compliance with the following requirements of the Collateral Maintenance Agreement (such requirements collectively, the “Subordinated Note Provisions”):

•	that appraisals of the Collateral be obtained for purposes of determining the Maximum Class B Collateral Ratio on the quarterly dates specified for such appraisals in the Collateral Maintenance Agreement (see “— Collateral — Appraisals and Maintenance of Ratios”);

•	that the Maximum Class B Collateral Ratio be complied with in connection with any particular appraisals (see “— Collateral — Appraisals and Maintenance of Ratios”);

•	that the outstanding principal amount of the Class B Notes be reduced if there is a Fleet Reduction (see “— Collateral — Fleet Reduction”); or

•	that the Maximum Class B Collateral Ratio be complied with upon effecting a transaction permitted as a result of the waiver by the Trustee (as directed by the Controlling Party) of certain restrictions on selling, leasing and moving Pledged Spare Parts (see “— Collateral — Use and Possession”);

except for any such amendment, modification, or waiver that would have a material adverse effect on the Class A Noteholders, in which event the consent of the Controlling Party to such amendment, modification, or waiver will also be required, provided that (i) an increase of less than 15% in the Maximum Class B Collateral Ratio or (ii) a waiver of the Company’s obligations (x) with respect to the Maximum Class B Collateral Ratio (so long as in the case of this clause (x) the Class B Collateral Ratio does not exceed the Maximum Class B Collateral Ratio by more than 15%) or (y) with respect to the Class B Notes in the event of a Fleet Reduction is deemed not to have a material adverse effect on the Class A Noteholders. (Collateral Maintenance Agreement, Section 4.4(b))

     In determining whether the holders of the required principal amount of Class A Notes, Class B Notes or Class C Notes (if any) have consented to an amendment, modification or waiver, any such Class A Notes, Class B Notes or Class C Notes (if any) owned by any American Entity will be disregarded and deemed not outstanding. (Section 2.13)

Defeasance

     Under certain circumstances American may legally release itself from any payment or other obligations on all, but not less than all, of the Notes (a “full defeasance”) if American puts in place the following arrangements for the benefit of the holders of the Notes:

•	American must deposit in trust for the benefit of the holders of such Notes a combination of money and direct obligations of the United States (and certain depository receipts representing interests in such direct obligations) that will generate enough money to pay when due the principal of and interest on such Notes; and

•	American must deliver to the Trustee a legal opinion stating that there has been a change in the U.S. federal tax law from such law as in effect on the Issuance Date or that there has been an IRS ruling, in either case that lets American make the above deposit without causing the holders of such Notes to be taxed on their Notes any differently than if American did not make the deposit and simply repaid such Notes itself.

     American may accomplish full defeasance only if it obtains written confirmation from each Rating Agency that such full defeasance will not result in a withdrawal or downgrading of the rating by such Rating Agency of any class of Notes. If American were to accomplish full defeasance, as described above, holders of such Notes so defeased would rely solely on the trust deposit for repayment on such Notes. Holders of such Notes could not look to American for repayment if a shortfall in the payment of principal of or interest on such Notes occurred. In addition, the holders of such Notes would have no beneficial interest in or other rights with respect to the Collateral subject to the liens of the Collateral Agreements and such liens would terminate. (Section 9.1)

Merger, Consolidation and Transfer of Assets

     American is prohibited from consolidating with or merging into any other entity or transferring substantially all of its assets as an entirety to any other entity unless:

•	the surviving successor or transferee entity shall, if and to the extent required under Section 1110 in order that the Security Agent shall continue to be entitled to any benefits of Section 1110 with respect to the Pledged Spare Parts, hold an air carrier operating certificate issued by the Secretary

•	of Transportation pursuant to Chapter 447 of Title 49 of the United States Code relating to aviation;

•	the surviving successor or transferee entity expressly assumes all of the obligations of American contained in the Indenture, the Notes and any other Operative Documents to which American is a party; and

•	American has delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

     In addition, after giving effect to such transaction, no Event of Default shall have occurred and be continuing. (Section 5.4)

     The Indenture, the Notes and the other Operative Documents do not contain any covenants or provisions which may afford the Trustee or Noteholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of American.

Book-Entry Registration; Delivery and Form

     The New Class A Notes will be represented by one or more fully registered global notes. Each global note will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. No person acquiring an interest in such New Class A Notes (a “Class A Note Owner”) will be entitled to receive a certificate representing such person’s interest in such New Class A Notes, except as set forth below under “—Definitive Class A Notes.” Unless and until Definitive Class A Notes are issued under the limited circumstances described herein, all references in this Prospectus to actions by Class A Noteholders will refer to actions taken by DTC upon instructions from DTC Participants, and all references to distributions, notices, reports and statements to Class A Noteholders will refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class A Notes, or to DTC Participants for distribution to Class A Note Owners in accordance with DTC procedures.

     DTC has informed American as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (“DTC Participants”) and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“indirect participants”).

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Class A Notes among DTC Participants on whose behalf it acts with respect to the Class A Notes. Class A Note Owners that are not DTC Participants but that desire to purchase, sell or otherwise transfer ownership of, or other interests in, Class A Notes may do so only through DTC Participants. DTC Participants and indirect participants with which Class A Note Owners have accounts with respect to the Class A Notes, however, are required to make book-entry transfers on behalf of their respective customers. In addition, under the Rules, DTC is required to receive and transmit to the DTC Participants distributions of principal of, Make-Whole Amount, if any, and interest with respect to the Class A Notes. Class A Note Owners thus will receive all distributions of principal, Make-Whole Amount, if any, and interest from the Trustee through DTC Participants or indirect participants, as the case may be. Under this book-entry system, Class A Note Owners may experience some delay in their receipt of payments because such payments will be forwarded by the Trustee to Cede, as nominee for DTC, and DTC in turn will forward the payments to the appropriate DTC Participants in amounts proportionate to the principal amount of such DTC Participants’ respective holdings of beneficial interests in the Class A Notes, as shown on the records of DTC or its nominee. Distributions by DTC

Participants to indirect participants or Class A Note Owners, as the case may be, will be the responsibility of such DTC Participants.

     Unless and until Definitive Class A Notes are issued under the limited circumstances described herein, the only “Class A Noteholder” under the Indenture will be Cede, as nominee of DTC. Class A Note Owners therefore will not be recognized by the Trustee as Class A Noteholders, as such term is used in the Indenture, and Class A Note Owners will be permitted to exercise the rights of Class A Noteholders only indirectly through DTC and DTC Participants. DTC has advised American that it will take any action permitted to be taken by Class A Noteholders under the Indenture only at the direction of one or more DTC Participants to whose accounts with DTC the Class A Notes are credited. Additionally, DTC has advised American that in the event any action requires approval by Class A Noteholders of a certain percentage of beneficial interest, DTC will take such action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests. Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to indirect participants and to Class A Note Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of indirect participants, the ability of a Class A Note Owner to pledge Class A Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Class A Notes, may be limited due to the lack of a physical certificate for such Class A Notes.

     Neither American nor the Trustee nor any agent of American or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Notes held by Cede, as nominee for DTC; for maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or for the performance by DTC, any DTC Participant or any indirect participant of their respective obligations under the Rules or any other statutory, regulatory, contractual or customary procedures governing their obligations.

     The information contained in this Prospectus concerning DTC and its book-entry system has been obtained from sources American believes to be reliable, but American has not verified such information and takes no responsibility for the accuracy thereof.

     Same-Day Settlement and Payment

     As long as the Notes are registered in the name of DTC or its nominee, all payments made by American to the Trustee under the Indenture will be in immediately available funds. Such payments, including the final distribution of principal with respect to the Notes, will be passed through to DTC in immediately available funds.

     Any Notes registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Notes will therefore be required by DTC to settle in immediately available funds. No assurance can be given as the effect, if any, of settlement in same day funds on trading activity in the Notes.

     Definitive Class A Notes

     Class A Notes will be issued in certificated form (“Definitive Class A Notes”) to Class A Noteholders or their nominees, rather than to DTC or its nominee, only if (i) American advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Class A Notes and American or the Trustee is unable to locate a qualified successor; (ii) American elects to terminate the book-entry system through DTC; or (iii) after the occurrence of certain events of default or other events specified in the Indenture, Class A Noteholders with fractional undivided interests aggregating not less than a majority advise the Trustee, American and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Class A Noteholders’ best interests.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Class A Noteholders through DTC of the availability of Definitive Class A Notes. Upon surrender by DTC of the global certificates representing the Class A Notes and receipt of instructions for reregistration, the Trustee will reissue the Class A Notes as Definitive Class A Notes to Class A Noteholders.

     Distributions of principal, Make-Whole Amount (if any) and interest with respect to Class A Notes will thereafter be made by the Trustee directly in accordance with the procedures set forth in Indenture, to holders in whose names the Definitive Class A Notes were registered at the close of business on the applicable Record Date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Class A Note, however, will be made only upon presentation and surrender of such Class A Note at the office or agency specified in the notice of final distribution to Class A Noteholders.

Indemnification

     American will be required to indemnify the Liquidity Provider, the Trustee and the Collateral Agent, but not the Noteholders, for certain losses, claims and other matters. (Sections 6.3 and 6.4)

Governing Law

     The Indenture and the Notes are governed by the laws of the State of New York. (Section 12.8)

The Trustee

     The Trustee is U.S. Bank Trust National Association. Except as otherwise provided in the Indenture, the Trustee, in its individual capacity, will not be answerable or accountable under the Indenture or under the Notes under any circumstances except, among other things, for its own willful misconduct or negligence. American and its affiliates have in the past, and may from time to time in the future enter into, banking and trustee relationships with the Trustee and its affiliates. The Trustee’s address is U.S. Bank Trust National Association, One Federal Street, 3rd Floor, EX-FED-MA, Boston, Massachusetts 02110, Attention: Corporate Trust Department.

     The Trustee may resign at any time, and may be removed by American under certain circumstances. In such cases, a successor Trustee will be appointed by American as provided in the Indenture. The Controlling Party may at any time remove the Trustee as provided in the Indenture, in which event a successor Trustee may be appointed by the Controlling Party with the consent of American as provided in the Indenture. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee. (Section 8.8)

DESCRIPTION OF THE LIQUIDITY FACILITY

     The following summary describes the material terms of the Liquidity Facility and certain provisions of the Indenture relating to the Liquidity Facility. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Liquidity Facility and the Indenture, which have been filed as exhibits to the Registration Statement. Copies of the Liquidity Facility and the Indenture are available as set forth under “Where You Can Find More Information”.

General

     Citibank, N.A. (the “Liquidity Provider”) has entered into a revolving credit agreement (the “Liquidity Facility”) with the Trustee with respect to the Class A Notes. Currently, Class B Notes do not have the benefit of a liquidity facility. In connection with a Refunding of the Class B Notes, a liquidity facility may be provided for the new Class B Notes. If a liquidity facility is provided for new Class B notes in connection with a Refunding, the issuer of such liquidity facility will have the same priority distribution rights as the Liquidity Provider in respect of the Class A Notes. See “Description of the Notes — Possible Refunding of Class B Notes and Class C Notes.”

     On any Distribution Date, if, after giving effect to the subordination provisions of the Indenture, the Trustee does not have sufficient funds for the payment of interest on the Class A Notes, the Liquidity Provider will make an advance (an “Interest Drawing”) in the amount needed to fund the interest shortfall up to the Maximum Available Commitment.

     The maximum amount of Interest Drawings available under the Liquidity Facility are expected to be sufficient to pay interest on the Class A Notes on up to four consecutive semi-annual Interest Payment Dates at the Stated Interest Rate. If interest payment defaults occur which exceed the amount covered by and available under the Liquidity Facility, the Class A Noteholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The initial Liquidity Provider may be replaced by one or more other entities under certain circumstances.

Drawings

     The initial Maximum Available Commitment available under the Liquidity Facility at August 5, 2004, the first Interest Payment Date after the Issuance Date, was $27,970,835.

     Except as otherwise provided below, the Liquidity Facility enables the Trustee to make Interest Drawings thereunder promptly on or after any Interest Payment Date if, after giving effect to the subordination provisions of the Indenture, there are insufficient funds available to the Trustee to pay interest then due and payable on the Class A Notes at the Stated Interest Rate; provided, however, that the maximum amount available to be drawn under the Liquidity Facility on any Distribution Date to fund any shortfall of interest on the Class A Notes will not exceed the then Maximum Available Commitment.

     The “Maximum Available Commitment” at any time under the Liquidity Facility is an amount equal to the then Required Amount of the Liquidity Facility less the aggregate amount of each Interest Drawing outstanding thereunder at such time, provided that, following a Non-Extension Drawing, a Downgrade Drawing or a Final Drawing, the Maximum Available Commitment shall be zero.

     The “Required Amount” under the Liquidity Facility will be equal, on any day, to the sum of the aggregate amount of interest, calculated at the Stated Interest Rate, that would be payable on the Class A Notes on each of the four consecutive semi-annual Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding three semi-annual Interest Payment Dates, in each case calculated on the outstanding aggregate principal amount of the Class A Notes on such day and without regard to expected future payments of principal.

     The Liquidity Facility does not provide for drawings thereunder to pay for principal of, or Make-Whole Amount, if any, with respect to, the Class A Notes, any interest thereon in excess of an amount equal to four full semi-annual installments of interest calculated at the Stated Interest Rate thereon or any amount with respect to the Class B Notes or, if issued, the Class C Notes. (Liquidity Facility, Section 2.02; Indenture, Section 3.6)

     Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment, subject to reinstatement as hereinafter described. With respect to any Interest Drawings, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under the Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount. However, the Liquidity Facility will not be so reinstated at any time if (i) the Class A Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing or (ii) a Final Drawing has been made. With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. The Required Amount will be reduced automatically from time to time to an amount equal to the next four successive semi-annual interest payments due on the Class A Notes (without regard to expected future payments of principal) at the Stated Interest Rate. (Liquidity Facility, Section 2.04(a); Indenture, Section 3.6(j))

Replacement of Liquidity Facility

     If at any time (i) the senior unsecured short-term corporate rating (with respect to Fitch), the short-term issuer credit rating (with respect to Standard & Poor’s) or the short-term unsecured debt rating (with respect to Moody’s) of the Liquidity Provider (or if the Liquidity Provider does not have such a rating issued by a given Rating Agency, the senior unsecured long-term corporate rating (with respect to Fitch), the long-term issuer credit rating (with respect to Standard & Poor’s) or the long-term unsecured debt rating (with respect to Moody’s) of the Liquidity Provider) or, if applicable, the short-term issuer credit rating (with respect to Standard & Poor’s) or the short-term unsecured debt rating (with respect to Moody’s) of any guarantor of the obligations of the Liquidity Provider issued by a given Rating Agency is lower than the Threshold Rating or (ii) any guarantee of the Liquidity Provider’s obligations under the Liquidity Facility becomes invalid or unenforceable, the Liquidity Facility may be replaced by a Replacement Facility subject to receipt of the Rating Agencies’ written confirmation of their respective ratings then in effect of the Class A Notes (before downgrading of such ratings, if any, as a result of downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). If the Liquidity Facility is not replaced with a Replacement Facility within 10 days after the date of the downgrading or such guarantee becoming invalid or unenforceable or as otherwise provided in the Indenture, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment under the Liquidity Facility (the “Downgrade Drawing”). The proceeds of any Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the Class A Notes and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(c); Indenture, Section 3.6(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.

     A “Replacement Facility” for the Liquidity Facility means an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, insurance policy, or guaranty) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Class A Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the amount sufficient to pay the interest payable on the Class A Notes (at the Stated Interest Rate for the Class A Notes, and without regard to expected future payments of principal) on the four Interest Payment Dates following the day of replacement of the Liquidity Facility, or, if such day is an Interest Payment Date, on such day and the three Interest Payment Dates following such day, and issued by a person (or persons) having a debt rating (or whose guarantor, if applicable, has a debt rating) issued by each Rating Agency that is equal to or higher than the applicable Threshold Rating or having such other ratings and qualifications that still permit each Rating Agency to issue a Ratings Confirmation with respect to each class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). (Indenture, Appendix I) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party”) under the Indenture as the replaced Liquidity Provider.

     “Threshold Rating” means (i) a senior unsecured short-term corporate rating of F-1 in the case of Fitch (if such person is then rated by Fitch), a short-term unsecured debt rating of P-1 in the case of Moody’s and a short-term issuer credit rating of A-1 in the case of Standard & Poor’s, and (ii) in the case of any person who does not have a senior unsecured short-term corporate rating from Fitch, a short-term unsecured debt rating from Moody’s or a short-term issuer credit rating from Standard & Poor’s, then in lieu of such rating from such Rating Agency or Rating Agencies, a senior unsecured long-term corporate rating of A in the case of Fitch (if such person is then rated by Fitch), a long-term unsecured debt rating of A2 in the case of Moody’s and a long-term issuer credit rating of A in the case of Standard & Poor’s.

     The Liquidity Facility provides that the Liquidity Provider’s obligations thereunder will expire on the earliest of:

•	364 days after the Issuance Date (counting from, and including, the Issuance Date);

•	the date on which the Trustee delivers to the Liquidity Provider a certification that (i) all of the Class A Notes have been paid in full (or provision has been made for such payment) or cancelled, (ii) the Indenture has been terminated, or (iii) the Class A Notes are no longer entitled to the benefits of the Liquidity Facility;

•	the date on which the Trustee delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility;

•	the fifth Business Day following receipt by the Trustee of a Termination Notice from the Liquidity Provider (see “— Liquidity Events of Default and Termination”);

•	the date on which no amount is or may (including by reason of reinstatement) become available for drawing under the Liquidity Facility; and

•	the date on which 100% of the principal amount of the Class A Notes are owned by American Entities.

     The Liquidity Facility provides that it will be extended automatically for additional 364-day periods unless the Liquidity Provider notifies the Trustee that it does not agree to such extension.

     The Indenture provides for the replacement of the Liquidity Facility if such Liquidity Facility is scheduled to expire earlier than 15 days after the Final Legal Maturity Date of the Class A Notes and such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If the Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment thereunder (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account as Cash Collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(b); Indenture, Section 3.6(d))

     Subject to certain limitations, American may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including, without limitation, any Replacement Facility described in the following two sentences). In addition, if the Liquidity Provider determines not to extend the Liquidity Facility, then the Liquidity Provider may, at its option, arrange for a Replacement Facility acceptable to American to replace such Liquidity Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility and (ii) provided that a Non-Extension Drawing shall have occurred, at any time after such scheduled expiration date. The Liquidity Provider also may arrange for a Replacement Facility to replace the Liquidity Facility at any time after a Downgrade Drawing thereunder. If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under the Liquidity Facility, the funds with respect to the Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Indenture, Section 3.6(e))

     Upon receipt by the Trustee of a Termination Notice with respect to the Liquidity Facility from the Liquidity Provider, the Trustee shall request a final drawing (a “Final Drawing”) under the Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. See “— Liquidity Events of Default and Termination.” The Trustee will hold the proceeds of the Final Drawing in the Cash Collateral Account as Cash Collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(d); Indenture, Section 3.6(i))

     Drawings under the Liquidity Facility will be made by delivery by the Trustee of a certificate in the form required by the Liquidity Facility. Upon receipt of such a certificate, the Liquidity Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Trustee or any other person.

Reimbursement of Drawings

     The Trustee must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing (each, a “Drawing”) and interest thereon, but only to the extent that the Trustee has funds available therefor.

     Interest Drawings and Final Drawings

     Amounts drawn under the Liquidity Facility by reason of an Interest Drawing or Final Drawing will be immediately due and payable to the Liquidity Provider, together with interest on the amount of such drawing. From the date of such Drawing to (but excluding) the third following business day, interest will accrue at the Base Rate plus 2.50% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.50% per annum.

     “Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for each day of the period for which the Base Rate is to be determined (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three federal funds brokers of recognized standing selected by it plus one quarter of one percent (0.25%) per annum.

     “LIBOR” means, with respect to any interest period, the rate per annum appearing on display page 3750 (British Bankers Association — LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) on the day that is two London business days before the first day of such interest period as the rate for dollar deposits with a maturity comparable to such interest period, or if such rate is not available, a rate per annum determined by certain alternative methods.

     Downgrade Drawings and Non-Extension Drawings

     The amount drawn under the Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing and deposited in the Cash Collateral Account will be treated as follows:

•	such amount will be released on any Distribution Date to the Liquidity Provider to pay any obligations to the Liquidity Provider to the extent such amount exceeds the Required Amount;

•	any portion of such amount withdrawn from the Cash Collateral Account to pay interest on the Class A Notes will be treated in the same way as Interest Drawings; and

•	the balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing or Non-Extension Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest on the Class A Notes, will bear interest (x) subject to clause (y) below, at a rate equal to (i) from the date of such Drawing to (but excluding) the third following business day at the Base Rate, and (ii) thereafter, at LIBOR for the applicable period plus, in each case, a margin equal to the then effective commitment fee and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default and Termination,” at a rate equal to LIBOR for the applicable interest period plus 2.50% per annum.

Liquidity Events of Default and Termination

     Events of default under the Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:

•	the acceleration of all of the Class A Notes; or

•	certain bankruptcy or similar events involving American. (Liquidity Facility, Section 1.01)

     If any Liquidity Event of Default under the Liquidity Facility has occurred and is continuing and the Class A Notes are Non-Performing, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility (a “Termination Notice”). The Termination Notice will have the following consequences:

•	the Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Trustee;

•	the Trustee will request promptly, and the Liquidity Provider will honor, a Final Drawing in an amount equal to the then Maximum Available Commitment;

•	any Drawing remaining unreimbursed as of the date of termination will be converted automatically into a Final Drawing; and

•	all amounts owing to the Liquidity Provider will become immediately due and payable.

     Notwithstanding the foregoing, the Trustee will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Notes — Priority of Distributions.” (Liquidity Facility, Section 6.01)

     Upon the circumstances described under “Description of the Notes — Controlling Party,” the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indenture. (Indenture, Section 3.9(c))

Liquidity Provider

     The initial Liquidity Provider for the Class A Notes is Citibank, N.A. Citibank, N.A. has a senior unsecured short-term corporate rating of F1+ from Fitch, a short-term unsecured debt rating of P-1 from Moody’s and a short-term issuer credit rating of A-1+ from Standard & Poor’s.

DESCRIPTION OF THE APPRAISAL

     SH&E, an independent aviation appraisal and consulting firm, has prepared an appraisal of the spare parts included in the Collateral as of May 27, 2004. A copy of the appraisal, dated July 1, 2004, is annexed to this Prospectus as Appendix II. The appraisal is subject to a number of assumptions (which may not reflect current market conditions) and limitations and was prepared based at certain specified methodologies. In preparing its appraisal, SH&E conducted only a limited physical inspection of certain locations at which American maintains the spare parts; with respect to the quarterly appraisals of the Pledged Spare Parts that American is obligated to furnish to the Trustee, only one such appraisal per year will be based upon a physical inspection of locations where American maintains the spare parts. An appraisal that is subject to other assumptions and limitations and based on other methodologies may result in valuations that are materially different from those contained in SH&E’s appraisal.

     The spare parts included in the Collateral fall into three categories, “Rotables”, “Expendables” and “Life Limited Parts.” “Rotables” include (i) parts that wear over time and can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they relate and (ii) parts that can be economically restored to a serviceable condition but have a life less than the related flight equipment and can be overhauled or repaired only a limited number of times. For example, thrust reversers, auxiliary power units, landing gear, engine cowlings, engine blades and duct assemblies are Rotables. “Expendables” consist of parts that once used, cannot be re-used and, if not serviceable, generally cannot be overhauled or repaired. For example, bolts, screws, tubes, and hoses are Expendables. “Life Limited Parts” consist of parts that have a finite operating life that is defined by hours, cycles or calendar limit and cannot be overhauled or repaired when they reach their life limit. Set forth below is certain information about the spare parts of the types included in the Collateral and the appraised value of such spare parts set forth in SH&E’s appraisal (set forth in Appendix II) referred to above:

Spare Parts (1)

		Appraised
Aircraft Model	Quantity (2)	Value (3)
Rotables and Life Limited Parts (4)
737-800	4,918	$64.4
777-200	5,397	$96.6
737-800/777-200	322	$2.8

Subtotal	10,637	$163.8

Expendables
737-800	55,775	$4.7
777-200	66,606	$8.1
757-200	264,187	$10.6
767-200	189,313	$8.2
767-300	134,782	$5.6
767 Common (5)	114,052	$6.4
MD-80	925,813	$29.0
Interchangeable (6)	3,026,607	$24.6

Subtotal	4,777,135	$97.2

Total	4,787,772	$261.0

(1)	Appraised values are in millions, rounded to the first decimal point.

(2)	This quantity of spare parts used in preparing the appraised value was determined as of May 27, 2004. Because spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of American’s business, the quantity of spare parts included in the Collateral and their appraised value will change over time. American is required to provide to the Trustee a quarterly appraisal of the Collateral.

(3)	The appraised value reflects the opinion of Simat, Helliesen & Eichner, Inc., an independent aviation appraisal and consulting firm, of the fair market value of the spare parts. A copy of the appraisal, dated July 1, 2004, is annexed to this Prospectus as Appendix II. The appraisal is subject to a number of assumptions (which may not reflect current market conditions) and limitations and was prepared based on certain specified methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value.

(4)	The appraised value of the Life Limited Parts associated with the Boeing 737-800 and 777-200 aircraft constitutes less than 0.5% of the total appraised value of the Rotables and Life Limited Parts included in this category. Life Limited Parts associated with the Boeing 757-200, 767-200, 767-300, and MD-80 aircraft are not covered by the appraisal of Simat, Helliesen & Eichner, Inc. annexed to this Prospectus as Appendix II.

(5)	767 Common spare parts are spare parts that can be used in either 767-200 or 767-300 aircraft or their associated engines.

(6)	Interchangeable spare parts are spare parts that may be used in multiple aircraft types or the associated engines, including at least one of the following aircraft types or their associated engines: Boeing 737-800, 777-200, 757-200, 767-200, 767-300 and McDonnell Douglas MD-80, but do not include 767 Common spare parts.

     An appraisal is only an estimate of value. An appraisal should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Collateral may be less than the appraised value of such Collateral. The value of the Collateral if remedies are exercised under the Indenture will depend on market and economic conditions, the supply of similar spare parts, the availability of buyers, the condition of the Collateral and other factors. In addition, because spare parts are regularly used, refurbished, purchased, transferred and discarded in the ordinary course of business, the quantity of spare parts included in the Collateral and their appraised value will change over time. Accordingly, American can provide no assurances that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Class A Notes. See “Risk Factors — Risk Factors Relating to the Notes and the Exchange Offer — The Collateral and the Remedies Against the Collateral May be Insufficient to Satisfy in Full Payments Due on the Notes.”

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences to Class A Note Owners of the exchange of Old Class A Notes for New Class A Notes pursuant to the Exchange Offer. The discussion is based on laws, regulations, rulings and decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect, or different interpretation. No ruling has been or will be sought from the Internal Revenue Service. The discussion does not address all of the federal income tax consequences that may be relevant to all Class A Note Owners in light of their particular circumstances (including, for example, any special rules applicable to tax-exempt organizations, broker-dealers, insurance companies, foreign entities and persons who are not citizens or residents of the United States) and does not address any tax consequences other than federal income tax consequences. Class A Note Owners should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of exchanging Old Class A Notes for New Class A Notes in light of their own particular circumstances.

     The exchange of Old Class A Notes for New Class A Notes pursuant to the Exchange Offer will not be treated as a taxable event for federal income tax purposes. Receipt of New Class A Notes in the Exchange Offer will be treated as a continuation of the original investment of the Class A Note Owner in the Old Class A Notes. Similarly, there would be no federal income tax consequences to a Class A Note Owner that does not participate in the Exchange Offer. In particular, no gain or loss will be recognized by Class A Note Owners as a result of the Exchange Offer and, for purposes of determining gain or loss on a subsequent sale of Notes, a Class A Note Owner’s basis and holding period for the Notes will not be affected by the Exchange Offer.

CERTAIN ERISA CONSIDERATIONS

General

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, or entities that are deemed to hold the assets of such plans or accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

     Any Plan fiduciary that proposes to cause a Plan to acquire Class A Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such acquisition and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to U.S. federal, state, local, or foreign law or regulation that is substantially similar to the foregoing provisions of ERISA and the Code (“Similar Law”). Fiduciaries of any such plans should consult with their counsel before acquiring notes to determine the need for, and the availability, if necessary, of any exemptive relief under any such laws or regulations.

Prohibited Transaction Exemptions

     The fiduciary of a Plan that proposes to acquire and hold any Class A Notes should consider, among other things, whether such acquisition and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, American and its affiliates, the Trustee and the Liquidity Provider. Moreover, if Class A Notes are acquired by a Plan and Class B Notes or Class C Notes are held by a party in interest or a disqualified person with respect to such Plan, the exercise by such holder of Class B Notes or Class C Notes of its right to purchase the Class A Notes upon the occurrence of an American Bankruptcy Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the satisfaction of certain conditions which may include the identity of the Plan fiduciary making the decision to acquire or hold Class A Notes on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Class A Notes or that, if an exemption is available, it will cover all aspects of any particular transaction.

     Each person who acquires or accepts a Class A Note or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of (a) an employee benefit plan subject to ERISA, (b) a plan described in Section 4975(e)(1) of the Code, (c) an entity whose underlying assets are deemed to include assets of any such employee benefit plan or plan, or (d) a governmental or church plan that is subject to Similar Law have been used to purchase such Class A Note or any interest therein; or (ii) the acquisition and holding of such Class A Note or any interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code or any similar provision of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions. Any subsequent transferee of the Class A Notes shall be deemed, by virtue of the transfer of such notes, to have made the foregoing representations and warranties at the time of the transfer.

Special Considerations Applicable to Insurance Company General Accounts

     Any insurance company proposing to invest assets of its general account in the Class A Notes should consider the implications of the United States Supreme Court’s decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86, 114 S. Ct. 517 (1993), which in certain circumstances treats such general account assets as assets of a Plan that owns a policy or other contract with such insurance company, as well as the effect of Section 401(c) of ERISA as interpreted by regulations issued by the United States Department of Labor in January, 2000.

     EACH PLAN FIDUCIARY (AND EACH FIDUCIARY FOR A GOVERNMENTAL OR CHURCH PLAN SUBJECT TO SIMILAR LAW) SHOULD CONSULT WITH ITS LEGAL ADVISOR CONCERNING THE POTENTIAL CONSEQUENCES TO THE PLAN UNDER ERISA, THE CODE OR SUCH SIMILAR LAW OF AN INVESTMENT IN THE CLASS A NOTES.

PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Class A Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Class A Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Class A Notes received in exchange for Old Class A Notes where such Old Class A Notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 90 days after the Expiration Date, we will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of New Class A Notes by broker-dealers. New Class A Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Class A Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Class A Notes. Any broker-dealer that resells New Class A Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Class A Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, American will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. American has agreed to pay all expenses incident to the Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL OPINIONS

     The validity of the New Class A Notes is being passed upon for American by Gary F. Kennedy, Esq., Senior Vice President and General Counsel of American.

EXPERTS

     The consolidated financial statements and schedule of American Airlines, Inc. included in our Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

APPRAISER

     The references to SH&E, and to its appraisal report dated July 1, 2004, are included herein in reliance upon the authority of such firm as an expert with respect to the matters contained in its appraisal report.

APPENDIX I

INDEX OF TERMS

     The following is an index showing the page in this Prospectus where certain defined terms appear.

Act	16
Agent’s Message	27
American	ii
American Bankruptcy Event	42
American Entity	47
ATOP	27
Average Life Date	33
Base Rate	58
Book Entry Confirmation	26
Business Day	46
Cash Collateral	36
Cash Collateral Account	56
Cede	52
Class A Collateral Ratio	36
Class A Note Owner	52
Class A Noteholders	31
Class A Notes	1
Class B Collateral Ratio	36
Class B Noteholders	32
Class B Notes	31
Class C Noteholders	44
Class C Notes	31
Class Exemptions	62
Code	61
Collateral	35
Collateral Agents	35
Collateral Agreements	35
Collateral Maintenance Agreement	36
Collateral Ratios	36
Commission	iii
Company	ii
Controlling Party	44
date of determination	33
Debt Balance	40
Default	42
Definitive Class A Notes	53
Designated Locations	40
disqualified persons	61
Distribution Date	32
Downgrade Drawing	56
Drawing	58
DTC	52
DTC Participants	52
Eligible Institution	26
equipment	43
ERISA	61
ERISA Plans	61
Event of Default	41
Event of Loss	40
Exchange Act	iii
Exchange Agent	2
Exchange Offer	23
Expendables	7
Expiration Date	25
FAA	38
Fair Market Value	36
Final Drawing	57
Final Legal Maturity Date	32
Final Scheduled Payment Date	32
Fitch	19
Fleet Reduction	38
full defeasance	51
H.15(519)	33
Indenture	31
indirect participants	52
Initial Purchasers	1
Interest Drawing	55
Interest Payment Date	32
Issuance Date	23
Letter of Transmittal	2
LIBOR	58
Life Limited Parts	46
Liquidity Event of Default	54
Liquidity Expenses	46
Liquidity Facility	54
Liquidity Obligations	46
Liquidity Provider	54
Make-Whole Amount	33
Maximum Available Commitment	55
Maximum Class A Collateral Ratio	36
Maximum Class B Collateral Ratio	36
Maximum Collateral Ratios	36
Minimum Sale Price	44
Moody’s	19
most recent H.15(519)	33
New Class A Notes	1
Non-Extension Drawing	57
Non-Performing	46
Noteholder	18
Notes	31
Old Class A Notes	1
Operative Documents	30
Original Number of Aircraft	38
Other Collateral	36
parties in interest	61
Payment Default	41
Plans	61
Pledged Spare Parts	36

PTCE	62
Qualified Spare Parts	35
Rating Agency	36
Ratings Confirmation	34
Redemption Percentage	38
Reduced Number of Aircraft	38
Refunding	34
Registration Event	23
Registration Rights Agreement	22
Registration Statement	iii
Remaining Weighted Average Life	33
Replacement Facility	56
Required Amount	55
Rotables	7
Rules	52
Section 1110	43
Section 1110 Period	46
Securities Act	iii
Security Agent	35
Security Agreement	35
SH&E	17
Shelf Registration Statement	23
Similar Law	62
Standard & Poor’s	19
Stated Interest Rate
Subordinated Note Provisions	50
Support Documents	31
System Value	39
Termination Notice	59
Threshold Rating	56
Treasury Yield	33
Trust Indenture Act	42
Trustee	31
TWA	30
TWA LLC	30

APPENDIX II

APPRAISAL REPORT

Simat, Helliesen & Eichner, Inc. 90 Park Avenue New York, New York 10016 t +1-212-682-8455 f +1-212-986-1825 e-mail: cgmedland@sh-e.com

July 1, 2004

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas 76155

Attention:
Treasurer

U.S Bank Trust National Association
One Federal Street, Third Floor
EX-FED-MA
Boston, Massachusetts, 02110

Attention:
Corporate Trust Department

Quarterly Appraisal to Update SH&E’s Appraisal of Selected Spare Parts,
Dated February 4, 2004
(Second Quarterly Update)

Introduction

In accordance with Section 2.3 of the Collateral Maintenance Agreement, dated as of February 5, 2004, between American Airlines, Inc. (“American”) and U.S. Bank Trust National Association as Security Agent, Simat, Helliesen & Eichner, Inc., (“SH&E”) has prepared this Quarterly Appraisal to update its Appraisal of Selected Spare Parts of American Airlines, dated February 4, 2004 (the “Initial Appraisal”).

Determination

SH&E has determined that the aggregate Current Market Value (as defined in the Initial Appraisal) of the Subject Assets (as defined below) as of the Parts Inventory Report Date (as also defined below) to be $261.0 million, summarized as follows:

Table -1: Current Market Value ($ million)1

				CMV
Part Source	Aircraft Model		CMV Serviceable	Unserviceable	Total
Rotables & Life Limited Parts [2]
	737-800		$61.2	$3.2	$64.4
	777-200		$92.1	$4.5	$96.6
	737-800/777-200		$2.8	$0.0	$2.8
		Sub-total:	$156.1	$7.7	$163.8
Expendables
	737-800		$4.7	$0.0	$4.7
	777-200		$8.1	$0.0	$8.1
	757-200		$10.6	$0.0	$10.6
	767-200		$8.2	$0.0	$8.2
	767-300		$5.6	$0.0	$5.6
	767 Common		$6.4	$0.0	$6.4
	MD80		$29.0	$0.0	$29.0
	Interchangeable		$24.6	$0.0	$24.6
		Sub-total:	$97.2	$0.0	$97.2
		Total:	$253.3	$7.7	$261.0

[1]	Totals in all tables may appear in error due to rounding.

[2]	Life Limited Parts constitute less than 0.5% of this category by CMV

Description of the Selected Spare Parts

The selected spare parts are:

❑	Rotable[3] and Life Limited Parts for the Boeing 737 and 777 aircraft

❑	Interchangeable rotable and Life Limited parts for the Boeing 737 and 777 aircraft and engines

❑	Expendable parts for the Boeing 737, 757, 767, 777 and the McDonnell Douglas MD-80 aircraft and engines

❑	Interchangeable expendable parts that can be used on more than one aircraft type (or their associated engines) in American’s fleet including at least one of the following aircraft types (or their associated engines): Boeing 737, 757, 767, 777 and the McDonnell Douglas MD-80

For this appraisal, American provided SH&E with an electronic inventory listing of the above material (collectively the “Subject Assets” after the exclusion of certain material as summarized below), which listing was dated as of May 27, 2004 (the “Parts Inventory Report Date”).

The starting inventory consisted of 80,268 line items with a total of 5,576,487 individual parts with a cost basis of $368.5 million. The starting cost basis increased by $2.8 million as compared to the previous quarterly update. The principal changes in the inventory were a reduction in the amount of MD-80 material on hand offset by an acquisition of some material for the Boeing 737 and 777 aircraft.

A total of 9,431 line items containing 788,715 parts with a total cost basis of $75.1 million were excluded from the determination of the CMV of the inventory. A summary of the largest adjustments and exclusions, on a cost basis, is as follows (in $ millions):

[3]	Part nomenclature may be found at Section 2.1 of the Initial Appraisal.

•	Parts at vendors	$25.5

•	Parts at non-designated locations[4]	$18.7

•	Parts in transit	$8.9

•	AA modified parts	$8.7

•	AA branded	$5.9

•	Consignments	$3.6

•	Discounted hardware	$2.5

•	Loans to other airlines	$1.4

•	Other adjustments	$(0.2)

•	Total	$75.0

Current Market Conditions

There has been no significant change to the underlying market conditions for the Subject Assets since the time of the prior quarterly update to the Initial Appraisal.

SH&E Valuation Methodology and Definitions

This Quarterly Appraisal was performed in a manner consistent with the methodology described in the Initial Appraisal; however, please note that no physical inspections of the Subject Assets or sample audits were performed in connection with this Quarterly Appraisal.

[4]	Non-designated locations are American’s locations in the U.S. that are not “Designated Locations” and also non-U.S. locations.

Qualifications

Founded in 1963 and with offices in New York, Boston, Washington and London, SH&E is the world’s largest consulting firm specializing in commercial aviation. Its staff of over 90 personnel encompasses expertise in all disciplines of the industry and the firm has provided appraisal, consulting, strategic planning and technical services to airlines, leasing companies, government agencies, airframe and engine manufacturers, and financial institutions.

SH&E’s appraisal staff are all members of the International Society of Transport Aircraft Trading (ISTAT), the internationally recognized body for the certification of aircraft appraisers. SH&E performs all appraisals in accordance with the definitions, guidelines and standards set forth by ISTAT. SH&E’s officer responsible for all appraisals is an ISTAT Senior Appraiser.

SH&E annually values approximately $25 billion of aviation assets including commercial and military equipment, airline fleets and lease portfolios. The appraisals range from full appraisals involving detailed aircraft and record inspections conducted by SH&E’s technical staff to the valuation of tax-based leases. SH&E’s proprietary aircraft residual value model is widely accepted by the rating agencies as a reliable forecasting tool. In addition to the above aircraft valuations, SH&E annually values in excess of $5 billion worth of aircraft spare parts and spare engines. SH&E routinely values flight simulators, hangar tooling, ground equipment, gates, slots, maintenance facilities and Fixed Base Operations.

A related service that SH&E offers its clients is Asset Management. Over the last few years, SH&E has been the principal asset manager responsible for the recovery and subsequent remarketing of approximately 200 aircraft, nearly 150 engines and some significant inventories of spare parts.

This active participation in the marketplace provides SH&E with practical and firsthand knowledge of the values and lease rates of aircraft, engines, and parts.

Limitations

The opinions expressed herein are not given as an inducement or endorsement for any financial transaction. Although they are prepared for the exclusive use of the addressees, the addressees may provide this report to third parties without SH&E’s written consent.

SH&E accepts no responsibility for damages, if any, that may result from decisions made or actions taken by third parties that may be based upon this report. In accepting this report the Client agrees to indemnify and hold SH&E harmless against all losses, claims and costs arising as a result of this report except when attributable to SH&E’s negligence or willful misconduct.

This report reflects SH&E’s expert opinion and best judgment based upon the information available to it at the time of its preparation. SH&E does not have, and does not expect to have, any financial interest in the appraised property.

Yours sincerely,

Clive G. Medland, FRAeS
Senior Vice President
Senior Appraiser
International Society of Transport Aircraft Trading

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regard to indemnification of directors and officers as follows:

§ 145. Indemnification of officers, directors, employees and agents; insurance

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

     (h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

     Article VII of American’s By-Laws provides in regard to indemnification of directors and officers as follows:

     Section 1. Nature of Indemnity. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was or has agreed to become a director or officer of the corporation, or is or was serving or has agreed to serve at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action by reason of the fact that he is or was or has agreed to become an employee or agent of the corporation, or is or was serving or has agreed to serve at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Successful Defense. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section l hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Determination That Indemnification Is Proper. (a) Any indemnification of a director or officer of the corporation under Section l hereof (unless ordered by a court) shall be made by the corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section l hereof. Such determination shall be made, with respect to a director or officer, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     (b) Any indemnification of an employee or agent of the corporation (who is not also a director or officer of the corporation) under Section l hereof (unless ordered by a court) may be made by the corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section l hereof. Such determination, in the case of an employee or agent, may be made (1) in accordance with the procedures outlined in the second sentence of this Section 3(a), or (2) by an officer of the corporation, upon delegation of such authority by a majority of the Board of Directors.

     Section 4. Advance Payment of Expenses. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The board of directors may authorize the corporation’s counsel to represent a director, officer, employee or agent in any action, suit or proceeding, whether or not the corporation is a party to such action, suit or proceeding.

     Section 5. Procedure for Indemnification of Directors or Officers. Any indemnification of a director or officer of the corporation under Sections l and 2, or advance of costs, charges and expenses of a director or officer under Section 4 of this Article, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer. If the corporation fails to respond within 60 days, then the request for indemnification shall be deemed to be approved. The right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction if the corporation denies such request, in whole or in part. Such person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in Section l of this Article, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section l of this Article, nor the fact that there has been an actual determination by the corporation (including its board of directors or a committee thereof, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the corporation and each director, officer, employee and agent who serves in such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7. Insurance. The corporation shall purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire board of directors.

     Section 8. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

     (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

* * * *

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) For any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under §174 of this title; or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with §141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article Ninth of American’s Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

     NINTH: No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     American’s directors and officers are also insured against claims arising out of the performance of their duties in such capacities.

Item 21. Exhibits.

Exhibit
Number	Description of Document
4.1	Indenture, dated as of February 5, 2004, between American Airlines, Inc. (“American”), and U.S. Bank Trust National Association (“U.S. Bank Trust”), as Trustee (the “Trustee”), and Citibank, N.A., as Class A Liquidity Provider

4.2	Form of American Airlines, Inc. 7.25% Class A Secured Exchange Notes due 2009 (included in Exhibit 4.1)

4.3	Spare Parts Security Agreement, dated as of February 5, 2004, from American to U.S. Bank Trust, as Security Agent, and Supplemental Security Agreement No. 1, dated as of August 19, 2004, executed by American

4.4	Collateral Maintenance Agreement, dated as of February 5, 2004, between American and U.S. Bank Trust, as Security Agent

4.5	Revolving Credit Agreement, dated as of February 5, 2004, between the Trustee, as Borrower, and Citibank, N.A., as Liquidity Provider

4.6	Registration Rights Agreement, dated as of February 5, 2004, among American, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated

5.1	Opinion of Gary F. Kennedy, Senior Vice President and General Counsel of American

12.1	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2004 and 2003 (filed as Exhibit 12 to American’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Gary F. Kennedy, Senior Vice President and General Counsel of American (included in Exhibit 5.1)

23.3	Consent of Simat, Helliesen & Eichner, Inc.

24.1	Powers of Attorney

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust, on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, American Airlines, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 27th day of August, 2004.

AMERICAN AIRLINES, INC.
By /s/Gary F. Kennedy
GARY F. KENNEDY
Senior Vice President and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title
GERARD J. ARPEY	Chairman of the Board, President and Chief Executive Officer; Director (Principal Executive Officer)	By /s/Gary F. Kennedy (Gary F. Kennedy, Attorney-in-Fact) Date: August 27, 2004

JAMES BEER	Senior Vice President — Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

EDWARD A. BRENNAN	Lead Director

JOHN W. BACHMANN	Directors

DAVID L. BOREN

ARMANDO M. CODINA

EARL G. GRAVES

ANN McLAUGHLIN KOROLOGOS

MICHAEL A. MILES

PHILIP J. PURCELL

JOE M. RODGERS

JUDITH RODIN

ROGER T. STAUBACH

S-1

EXHIBIT INDEX

Exhibit
Number	Description of Document
4.1	Indenture, dated as of February 5, 2004, between American Airlines, Inc. (“American”), and U.S. Bank Trust National Association (“U.S. Bank Trust”), as Trustee (the “Trustee”), and Citibank, N.A., as Class A Liquidity Provider

4.2	Form of American Airlines, Inc. 7.25% Class A Secured Exchange Notes due 2009 (included in Exhibit 4.1)

4.3	Spare Parts Security Agreement, dated as of February 5, 2004, from American to U.S. Bank Trust, as Security Agent, and Supplemental Security Agreement No. 1, dated as of August 19, 2004, executed by American

4.4	Collateral Maintenance Agreement, dated as of February 5, 2004, between American and U.S. Bank Trust, as Security Agent

4.5	Revolving Credit Agreement, dated as of February 5, 2004, between the Trustee, as Borrower, and Citibank, N.A., as Liquidity Provider

4.6	Registration Rights Agreement, dated as of February 5, 2004, among American, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated

5.1	Opinion of Gary F. Kennedy, Senior Vice President and General Counsel of American

12.1	Statement regarding computation of ratio of earnings to fixed charges for the six months ended June 30, 2004 and 2003 (filed as Exhibit 12 to American’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and incorporated herein by reference)

23.1	Consent of Ernst & Young LLP

23.2	Consent of Gary F. Kennedy, Senior Vice President and General Counsel of American (included in Exhibit 5.1)

23.3	Consent of Simat, Helliesen & Eichner, Inc.

24.1	Powers of Attorney

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust, on Form T-1

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients